Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 21, 2023 (the “Amendment Effective Date”), among CORE INCOME FUNDING III LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), BLUE OWL CREDIT ADVISORS LLC, as Servicer (the “Servicer”), ALTER DOMUS (US) LLC, as Collateral Custodian (in such capacity, together with its successors and assigns, the “Collateral Custodian”) and STATE STREET BANK AND TRUST COMPANY, as Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Servicer, the Collateral Custodian, the Collateral Agent and Bank of America, N.A., as the sole lead arranger and sole book manager are party to the Credit Agreement, dated as of March 24, 2022 (as amended, restated or otherwise modified prior to the date hereof and from time to time, the “Credit Agreement”), providing, among other things, for the creation of a revolving credit facility by the Lenders for the Borrower;

WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Servicer desire to amend and otherwise modify the Credit Agreement, in accordance with Section 11.01 of the Credit Agreement and subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

ARTICLE II

Amendments to the Credit Agreement

SECTION 2.1. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Credit Agreement attached as Exhibit A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to the Administrative Agent and the Lender that, as of the Amendment Effective Date, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date (other than any representation and warranty that is made as of a specific date). The Servicer hereby represents and warrants to the Administrative Agent and the Lender that, as of the Amendment Effective Date, no Servicer Termination Event has occurred and is continuing.

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective as of the Amendment Effective Date upon:

(i) the execution and delivery of this Amendment by the parties hereto;

(ii) receipt by the Administrative Agent of satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby;

(iii) the execution and delivery of legal opinions of counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent; and

(iv) payment of all fees and other amounts due and payable on or prior to the date hereof pursuant to the Loan Documents.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification; No Novation. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Credit Agreement for all purposes. It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not constitute a novation of the Credit Agreement, any other Loan Document or any of the rights, obligations or liabilities thereunder.

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SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Effective Date.

CORE INCOME FUNDING III LLC, as Borrower

By:
Name:
Title:

[Signature Page to First Amendment to the Credit Agreement]

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

[Signature Page to First Amendment to the Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

[Signature Page to First Amendment to the Credit Agreement]

BLUE OWL CREDIT ADVISORS LLC, as Servicer

By:
Name:
Title:

[Signature Page to First Amendment to the Credit Agreement]

STATE STREET BANK AND TRUST COMPANY, as Collateral Agent

By:
Name:
Title:

[Signature Page to First Amendment to the Credit Agreement]

ALTER DOMUS (US) LLC, as Collateral Custodian

By:
Name:
Title:

[Signature Page to First Amendment to the Credit Agreement]

EXECUTION VERSION

Conformed through Amendment No. 1 dated November 21, 2023

CREDIT AGREEMENT

among

CORE INCOME FUNDING III LLC,

as Borrower,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent,

BLUE OWL ~~ROCK CAPITAL~~CREDIT ADVISORS LLC,

as Servicer,

STATE STREET BANK AND TRUST COMPANY,

as Collateral Agent

and

ALTER DOMUS (US) LLC,

as Collateral Custodian

BANK OF AMERICA, N.A.,

as

Sole Lead Arranger and Sole Book Manager

Dated March 24, 2022

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of March 24, 2022, among CORE INCOME FUNDING III LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), BLUE OWL ~~ROCK CAPITAL~~CREDIT ADVISORS LLC, as Servicer (the “Servicer”), ALTER DOMUS (US) LLC, as Collateral Custodian (in such capacity, together with its successors and assigns, the “Collateral Custodian”) and STATE STREET BANK AND TRUST COMPANY, as Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

The Borrower has requested that the Lenders provide a revolving credit facility (the “Facility”), and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Account” means any of the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account, the Interest Reserve Account and any related deposit accounts and sub-accounts thereof deemed appropriate or necessary by the Collateral Agent for convenience in administering such accounts.

“Account Control Agreement” means the Securities Account Control Agreement by and among the Borrower, as pledgor, the Administrative Agent on behalf of the Secured Parties, as secured party, and the Securities Intermediary.

“Accreted Interest” means interest accrued on a Collateral Asset that is added to the principal amount of such Collateral Asset instead of being paid as it accrues.

“Adjusted Advance Rate” means, as of any date of determination, the lesser of (i) 72.5% and (ii) the percentage equal to (i) the sum of the products of (x) the Advance Rate applicable to each Eligible Collateral Asset times (y) the Adjusted Principal Balance of each such Eligible Collateral Asset divided by (ii) the Aggregate Adjusted Principal Balance.

“Adjusted Cash Balance” means the difference, which may be a negative number, between (i) any Cash and Cash Equivalents on deposit in the Principal Collection Account minus

“Aggregate Adjusted Principal Balance” means with respect to all or a portion of the Collateral Assets, as of any date, the sum of the Adjusted Principal Balances for such Eligible Collateral Assets.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Principal Balance” means with respect to all or a portion of the Collateral Assets, as of any date, the sum of (a) the sum of the Principal Balances for such Eligible Collateral Assets plus (b) the sum of the Unfunded Exposure Amounts for such Collateral Assets.

“Aggregate Unfunded Exposure Amount” means, on any date of determination, the sum of the Unfunded Exposure Amounts of all Collateral Assets included in the Collateral.

“Aggregate Unfunded Exposure Equity Amount” means, on any date of determination, the sum of the Unfunded Exposure Equity Amounts of all Collateral Assets included in the Collateral.

“Aggregate Unfunded Exposure Loan Amount” means, on any date of determination, the excess of the Aggregate Unfunded Exposure Amount over the Aggregate Unfunded Exposure Equity Amount.

“Agreement” has the meaning specified in the Preamble.

“Alternative Currency” means each Eligible Currency other than Dollars.

“Alternative Currency Daily Rate” means, for any day, with respect to any Loan:

(a) denominated in GBP, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement; and

(b) denominated in CAD, the rate per annum equal to Daily Simple CORRA, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Daily Simple CORRA Rate”) on the Rate Determination Date with a term equivalent to such Interest Period plus the Daily CORRA Adjustment for such Interest Period.

“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Loan~~: (a)~~ denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; ~~and~~

~~(b) denominated in CAD, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;~~provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Amount Available” means, with respect to any Payment Date, the sum of (a) the amount of Collections with respect to the related Interest Period, plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Payment Date (or since the Closing Date in the case of the first Payment Date), minus (c) any Principal Collections designated for the purchase of Eligible Collateral Assets pursuant to Section 2.14 with respect to which the related trade date (but not settlement date) has occurred.

“Applicable Accounting Standard” means (a) with respect to any Person organized in the United States (or any State thereof), GAAP and (b) with respect to any Person not organized in the United States (or any State thereof), generally accepted accounting principles as in effect from time to time in the applicable jurisdiction, including IFRS.

“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.

“Applicable Exchange Rate” means with respect to any Collateral Asset denominated and payable in an Alternative Currency on any day, the lesser of (a) the applicable currency-Dollar spot rate used by the Borrower (as determined by the Servicer) to acquire such currency on the date such Collateral Asset was acquired and (b) the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Law” means, as to any Person, all Laws binding upon such Person or to which such a Person is subject.

“Applicable Margin” means, as of any date of determination, with respect to any Interest Period and determined in connection with the calculation of the Borrowing Base as of the most recent calendar month-end preceding the beginning of such Interest Period, a percentage equal to (i) the sum of (a) the Adjusted Principal Balance of all Eligible Collateral Assets that are Broadly Syndicated Loans multiplied by ~~1.60~~1.75% plus (b) the Adjusted Principal Balance of all Eligible Collateral Assets that are Large Corporate Loans multiplied by ~~1.85~~2.05% plus (c) the Adjusted Principal Balance of all other types of Eligible Collateral Assets multiplied by ~~2.10~~2.60 % divided by (ii) the Aggregate Adjusted Principal Balance; provided, that ~~each of~~ the foregoing rates in clauses (a) and (b) shall increase by 0.5% on and after the end of the Availability Period.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.12. If the commitment of each Lender to make Loans has been terminated pursuant to Section 9.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments by any Lender and to any Lender’s status as a Defaulting Lender at the time of such determination. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means a per annum rate equal to (a) with respect to any Daily SOFR Loan or Alternative Currency Loan, the Applicable Margin and (b) with respect to any Base Rate Loan, 0%.

“Appropriate Accounting Principles” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Approval Notice” means, with respect to any Collateral Asset, a copy of a notice executed by the Administrative Agent substantially in the form of Exhibit I, evidencing, among other things, the approval of the Administrative Agent, in its sole discretion, of such Collateral Asset.

“Approved Dealer” means each of the following entities or their Affiliates (or any successor thereto): Banco Santander, Bank of America, Barclays, BMO, BNP Paribas, Citi, Credit Suisse Securities (USA), LLC, Deutsche Bank, Goldman Sachs, HSBC, Jefferies, JP Morgan, Lloyds, Morgan Stanley, Nomura, Société Générale, The Royal Bank of Scotland, Truist, UBS, Wells Fargo or any other independent, internationally recognized third-party dealer agreed to in writing by the Administrative Agent.

“Asset Amount (USD)” means, on any date of determination, (a)(x) so long as no Event of Default has occurred and is continuing, the Aggregate Principal Balance of all Collateral Assets denominated in USD (including any such Collateral Assets to be funded or acquired by the Borrower on such date of determination) and (y) if an Event of Default has occurred and is continuing, the sum of the products, for each Eligible Collateral Asset denominated in USD, of (A) the Adjusted Principal Balance of such Eligible Collateral Asset and (B) the Advance Rate of such Eligible Collateral Asset plus (b) the amount of the Adjusted Cash Balance denominated in USD on such date.

“Assigned Value” means, as of any date of determination (i) with respect to any Collateral Asset other than a Qualifying Syndicated Loan, the lowest of (a) the Purchase Price with respect to such Collateral Asset, (b) 100% and (c) the value of such Collateral Asset (expressed as a percentage of par) as determined by the Administrative Agent in its sole discretion (x) as of the applicable Cut-Off Date or (y) (I) unless otherwise agreed to by the Administrative Agent, at any time from time to time following the occurrence of a Revaluation Event of the type described in clause (a), (b) (but subject to the proviso thereof), (c), (d) or (g) of the definition thereof; provided that after the initial amendment to the Assigned Value with respect to any such Collateral Asset, any additional amendment (other than an amendment as a result of the occurrence of a separate Revaluation Event) shall only be made after receipt by the Administrative Agent from the Servicer of the applicable financial information with respect to such Collateral Asset; provided, further, that, with respect to ~~the occurrence of a~~any Cured Revaluation Event ~~pursuant to clause (c) or (d) of the definition thereof, if the level of the Interest Coverage Ratio, Senior Leverage Multiple or Net Leverage Multiple that caused such Revaluation Event is equal to or better than the level of such measurement as of the related Cut-Off Date, then~~Asset, the Borrower may request that the Administrative Agent amend the applicable Assigned Value and the Administrative Agent may so amend in its sole discretion, and such amended “Assigned Value” shall remain the “Assigned Value” until the occurrence of a separate Revaluation Event; or (II) one time following the occurrence of a Revaluation Event of the type described in clause (e) of the definition thereof ~~so long as there has been no~~and any additional amendment shall only be made as a result of the occurrence of a separate Revaluation Event; ~~and (ii) with respect to any Collateral Asset that is a Qualifying Syndicated Loan (x) with a Moody’s rating of “B3” or higher and an S&P rating of “B-” or higher, the lower of (a) the Purchase Price with respect to such Collateral Asset and (b) 100%; (y) subject to clause (z), with a Moody’s rating below “B3” or an S&P rating below “B-” (1) if such Qualifying Syndicated Loan has an observable bid-side quote from a Nationally Recognized Pricing Service or, if such quote is not available, from another pricing service selected by the Administrative Agent with an indicated bid-depth of two or more, such bid-side quote (expressed as a percentage of par) or (2) otherwise, the average of the bid side prices based upon information from two or more secondary loan market dealers active in the trading of such Qualifying Syndicated Loan (one of which must be from a dealer selected by the Administrative Agent); and (z) with a Moody’s rating below “Caa3” or an S&P rating below “CCC-,” zero; provided that, if a Revaluation Event of the type described in clause (a) of the definition thereof with respect to such Collateral Asset occurs, the Assigned Value of such Collateral Asset will, unless otherwise determined by the Administrative Agent, automatically and without further action by the Administrative Agent, be zero;~~ provided further that (I) if (1) a Revaluation Event occurs with respect to a Collateral Asset (other than a Qualifying Syndicated Loan) that is a First Lien Bank Loan and, solely to the extent the

Revaluation Event pertains to clause (c) or (d) of the definition thereof, the Dispute Condition is satisfied with respect to such Collateral Asset and (2) the Administrative Agent amends the Assigned Value of such Collateral Asset as a result of such Revaluation Event, the Borrower may dispute such Assigned Value by obtaining any of (A) a firm bid for such Collateral Asset from an Approved Dealer and submitted such firm bid to the Administrative Agent no later than 4:00 p.m. (New York time) on the following Business Day and actionable until 5:00 p.m. (New York time) on such day or (B) a Qualified Appraisal for such Collateral Asset no later than 30 days after the date on which the Borrower receives notice of the amendment of such Assigned Value and (II) in the event that the Assigned Value is determined in accordance with the foregoing clause (I) following a Borrower dispute, the Administrative Agent individually, or at the request of the Required Lenders, shall have the right to request that such Collateral Asset be independently evaluated by an additional third-party pricing service or valuation firm as selected by the Required Lenders (the “Independent Valuation Provider”) at the expense of the requesting parties so long as no Event of Default has occurred and is continuing and, if the value of any Collateral Asset determined by the Independent Valuation Provider is different from the value determined pursuant to clause (I) above then the Assigned Value will be the arithmetic average of the values determined pursuant to clause (I) above and the Independent Valuation Provider; provided, further that the Assigned Value determined pursuant to clause (y) above shall not exceed the Assigned Value in effect immediately prior to the change in Assigned Value resulting from the relevant Revaluation Event unless otherwise agreed upon by the Administrative Agent in its sole discretion; and

(ii) with respect to any Collateral Asset that is a Qualifying Syndicated Loan:

(a) (1) if a Revaluation Event has occurred with respect to such Qualifying Syndicated Loan, then the “Assigned Value” shall be the price as determined pursuant to clause (b) below or (2) if no Revaluation Event has occurred with respect to such Qualifying Syndicated Loan, and such Qualifying Syndicated Loan has a Moody’s rating of “B3” or higher and an S&P rating of “B-” or higher, then “Assigned Value” shall be the lower of (x) the Purchase Price with respect to such Collateral Asset and (y) 100%;

(b) subject to clause (ii)(c) below, (A) with a Moody’s rating below “B3” but above or equal to “Caa3” or an S&P rating below “B-” but above or equal to “CCC-” or (B) on any Measurement Date following a Revaluation Event with respect to such Qualifying Syndicated Loan, (1) if such Qualifying Syndicated Loan has an observable bid-side quote from a Nationally Recognized Pricing Service or, if such quote is not available, from another pricing service selected by the Administrative Agent with an indicated bid-depth of two or more, such bid-side quote (expressed as a percentage of par) or (2) otherwise, the average of the bid side prices based upon information from two or more secondary loan market dealers active in the trading of such Qualifying Syndicated Loan (one of which must be from a dealer selected by the Administrative Agent); provided that if a price cannot be obtained pursuant to the means contemplated by clause (ii)(b) hereof, the price determined by the Administrative Agent in its sole, reasonable discretion; provided, further that at any time following a Revaluation Event of the type described in clause (e) of the definition thereof with respect to a Qualifying Syndicated Loan, the Assigned Value may only be amended one time following such Revaluation Event with respect to such Qualifying Syndicated Loan and any additional amendment shall only be made as a result of the occurrence of a separate Revaluation Event; provided, further that the Assigned Value determined pursuant to this clause (ii)(b) shall not exceed the Assigned Value in effect immediately prior to the change in Assigned Value resulting from the relevant Revaluation Event unless otherwise agreed upon by the Administrative Agent in its sole discretion; and

(c) with a Moody’s rating below “Caa3” or an S&P rating below “CCC-,” zero;

provided that, if a Revaluation Event of the type described in clause (a) of the definition thereof with respect to any Collateral Asset occurs, the Assigned Value of such Collateral Asset will, unless otherwise determined by the Administrative Agent, automatically and without further action by the Administrative Agent, be zero;

provided, further, that the Assigned Value of any ~~Collateral Asset~~Participation Interest that is not ~~an Eligible Collateral Asset solely due to the lapse of the period set forth in clause (i) of the definition of “~~a Permitted Participation Interest~~”~~ or a Stale Participation Interest shall be determined by the Administrative Agent in its reasonable discretion.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Audited Financial Statements” means, for any fiscal year, the audited consolidated balance sheet of the Borrower Parent for such fiscal year ended December 31, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Borrower Parent, including the notes thereto.

“Availability Period” means the period (i) beginning on the later of (A) the Closing Date and (B) the date on which all conditions precedent to the initial Borrowing have been satisfied or waived and (ii) ending on the earlier of (A) any date on which an Event of Default has occurred and each Lender’s commitment has been terminated pursuant to Section 9.02 or (B) the third anniversary of the ~~Closing~~First Amendment Effective Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Loan” means any commercial loan. A participation in any loan will not be a Bank Loan; provided that Participation Interests in loans will be Bank Loans to the same extent as the underlying loan.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate in effect for such day, (c) Daily SOFR for such date plus 1.00% and (d) 1.00%. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. For the avoidance of doubt, each Base Rate Loan shall be denominated in Dollars.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, or (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code but is subject to any law or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plans or plans (within the meaning of the DOL Regulations or otherwise).

“BHC Act Affiliate” has the meaning specified in Section 11.23(c)(i).

“Borrower” has the meaning specified in the Preamble.

“Borrower Materials” has the meaning specified in Section 11.02(c).

“Borrower Parent” means Blue Owl ~~Rock Core~~Credit Income Corp., a Maryland corporation.

“Borrower Parent Participation Interest” means any Bank Loan that is a Participation Interest acquired from the Borrower Parent pursuant to the LSTA Standard Terms and Conditions for Participations for Par/Near Par Trades, published as of December 1, 2021 (or, solely with respect to the Borrower Parent Participation Interests acquired by the Borrower as of the Closing Date, pursuant to the Master Participation Agreement entered into between the Borrower Parent and the Borrower as of the Closing Date).

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type made by each of the Lenders pursuant to Section 2.01.

(a) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in EUR, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in EUR to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;

(b) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in GBP, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and

(c) if such day relates to any fundings, disbursements, settlements and payments in a currency other than EUR in respect of an Alternative Currency Loan denominated in a currency other than EUR, or any other dealings in any currency other than EUR to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollar” and “CAD” mean lawful money of Canada.

“Canadian Benchmark” means, initially, Daily Simple CORRA; provided that if a replacement of the Canadian Benchmark has occurred pursuant to Section 3.03(c), then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Canadian Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Canadian Benchmark Replacement” means, for any Available Tenor, the first available alternative set forth below:

(a) the sum of (i) Daily Compounded CORRA and (ii) the Daily CORRA Adjustment; and

(b) the sum of (i) the alternative benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Canadian Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Canadian dollar-denominated syndicated credit facilities at such time;

provided that, if the Canadian Benchmark Replacement would be less than 0%, the Canadian Benchmark Replacement will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

“Canadian Benchmark Transition Event” means, with respect to any then-current Canadian Benchmark other than Daily Simple CORRA, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Canadian Benchmark, the regulatory supervisor for the administrator of such Canadian Benchmark, any Governmental Authority with jurisdiction over such administrator for such Canadian Benchmark, or the Bank of Canada, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Canadian Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Canadian Benchmark or (b) all Available Tenors of such Canadian Benchmark are or will no longer be representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored.

“Canadian Dollar” and “CAD” mean lawful money of Canada.

“Canadian Prime Rate” means, for any day a fluctuating rate of interest per annum equal to the greater of (a) the per annum rate of interest quoted or established as the “prime rate” of the Administrative Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers, (b) the Daily Simple CORRA Rate plus the Daily CORRA Adjustment plus 1⁄2 of 1% per annum and (c) 1.00%, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Borrower or any other Person. Such prime rate is based on various factors including cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Canadian Prime Rate Loan” means a Loan that bears interest based on the Canadian Prime Rate. All Canadian Prime Rate Loans shall be denominated in CAD.

“Capital Raise Notice” means a notice from the Borrower Parent addressed to the Administrative Agent which satisfies each of the following conditions:

(a) such notice is delivered to the Administrative Agent not later than 3:00 p.m. on the second Business Day following the delivery of notice from the Borrower of its intent to cure a Borrowing Base Deficiency in accordance with Section 2.03(b)(i); and

(b) such notice sets forth evidence satisfactory to the Administrative Agent that (x) the Borrower Parent has received commitments to fund capital from investors the proceeds of which will be made available to the Borrower Parent on or about the fifth Business Day after the first day of the calendar month immediately following the date of such notice, (y) either all or a portion of such capital raise proceeds constitute a sufficient amount to cure the applicable Borrowing Base Deficiency and (z) such proceeds will be contributed by the Borrower Parent to the Borrower in an amount sufficient to cure the applicable Borrowing Base Deficiency.

any such withholding taxes or (v) any security secured by real property; provided, that notwithstanding the foregoing clauses (a) through (d), unless the Borrower and the Servicer have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with a certificate of a Responsible Officer of the Borrower or the Servicer to the Administrative Agent and the Collateral Agent that the advice specified in this definition has been received by the Borrower and the Servicer), Cash Equivalents may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.

“Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute willful disregard of such Independent Director’s duties as set forth in the Borrower’s Organization Documents, (ii) that such Independent Director has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, (iii) that such Independent Director is unable to perform his or her duties as Independent Director due to death, disability or incapacity, or (iv) that such Independent Director no longer meets the definition of Independent Director.

“CCC Qualifying Syndicated Loan” means a Qualifying Syndicated Loan with a Moody’s rating below “B3” or an S&P rating below “B-”.

“Change in Control” means the occurrence of any of the following: (a) the Borrower Parent shall cease to own, directly or indirectly, 100% of the Equity Interests of the Borrower, (b) Blue Owl ~~Rock Capital~~Credit Advisors LLC, or an Affiliate of Blue Owl ~~Rock Capital~~Credit Advisors LLC, ceases to be the investment adviser to, and otherwise control the investment management and investment policies of, the Borrower Parent or (c) the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Borrower or the Borrower Parent.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” means (i) all federal, state, county, city, municipal, local, foreign or other governmental Taxes (including Taxes owed to the Pension Benefit Guaranty Corporation at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by

“Commitment Fee” has the meaning specified in Section 2.07(a).

“Commitment Fee Rate” has the meaning specified in the Lender Fee Letter.

“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Concentration Measure” means, (a) during the Availability Period, the greater of (x) the sum of the Aggregate Adjusted Principal Balance plus the Adjusted Cash Balance (excluding Excluded Amounts) and (y) the Target Portfolio Amount and (b) after the end of the Availability Period, an amount equal to the sum of the Aggregate Adjusted Principal Balance plus the Adjusted Cash Balance (excluding Excluded Amounts), in each case as of the last day of the Availability Period.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA, ~~CDOR~~CORRA, EURIBOR or any proposed Successor Rate for an Eligible Currency or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “SONIA”, “~~CDOR~~CORRA”, “EURIBOR”, “Canadian Prime Rate”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Eligible Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Eligible Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CORRA” means, with respect to any applicable determination date, the Canadian Overnight Repo Rate Average administered and published on the second Business Day preceding such date by the Bank of Canada (or any successor administrator satisfactory to the Administrative Agent); provided however that if such determination date is not a Business Day, then CORRA means such rate that applied on the first Business Day immediately prior thereto.

“Covered Entity” has the meaning specified in Section 11.23(c)(ii).

“Covered Party” has the meaning specified in Section 11.23(b).

~~“Cut-Off Date” means, with respect to each Collateral Asset, the Closing Date (with respect to any Collateral Asset included in the Collateral on such date) or any subsequent date that is the later of (a) the date on which such Collateral Asset is acquired by the Borrower or (b) the most recent date on which the Borrower has received an Approval Notice with respect to such Collateral Asset.~~

“Cured Revaluation Event Asset” means a Collateral Asset with respect to which a Revaluation Event pursuant to clause (c) or (d) of the definition thereof has occurred and for which the level of the Interest Coverage Ratio, Senior Leverage Multiple or Net Leverage Multiple, as applicable, has improved to equal to or better than the level of such measurement as of the related Cut-Off Date since the occurrence of the related Revaluation Event.

“Currency Asset Amount” means (a) with respect to Loans denominated in CAD, the Asset Amount (CAD), (b) with respect to Loans denominated in USD, the Asset Amount (USD), (c) with respect to Loans denominated in GBP, the Asset Amount (GBP) and (d) with respect to Loans denominated in EUR, the Asset Amount (EUR).

“Currency Asset Amount Shortfall” means with respect to any Currency Asset Amount, any time the amount by which the Outstanding Amount of Loans denominated in the applicable Eligible Currency (including any such Loans to be made on such date of determination) on any date of determination exceeds such Currency Asset Amount on such day.

“Cut-Off Date” means, with respect to each Collateral Asset, the Closing Date (with respect to any Collateral Asset included in the Collateral on such date) or any subsequent date that is the later of (a) the date on which such Collateral Asset is acquired by the Borrower or (b) the most recent date on which the Borrower has received an Approval Notice with respect to such Collateral Asset.

“Daily Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the Bank of Canada (or a committee officially endorsed or convened by the Bank of Canada) or any successor thereto for determining compounded CORRA for business loans.

“Daily CORRA Adjustment” means 0.29547% (29.547 basis points).

“Daily Simple CORRA” means the rate per annum equal to CORRA determined for any day pursuant to the definition thereof. Any change in Daily Simple CORRA shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be determined to be zero for purposes of this Agreement.

“Daily SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof. Any change in Daily SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Daily SOFR Loan” means a Loan that bears interest at a rate based on Daily SOFR.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to any Loan, 2.00% plus the applicable Interest Rate.

“Default Right” has the meaning specified in Section 11.23(c)(iii).

“Defaulted Obligation” means any Collateral Asset owned by the Borrower, as of any date of determination:

(a) as to which there has occurred and is continuing a default with respect to the payment of interest or principal beyond the grace period therefor (if any) provided for in the Underlying Instruments (such grace period not to exceed three (3) Business Days);

(b) as to which an Insolvency Event occurs with respect to the obligor thereof;

(c) that has (x) a rating by S&P of “CC” or below or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s, as applicable;

(d) to the actual knowledge of the Borrower or the Servicer, that is pari passu with or subordinated to other indebtedness for borrowed money owing by the obligor thereof, to the extent that (x) a payment default of the type described in clause (a) has occurred with respect to such other indebtedness or (y) such other indebtedness has any rating described in clause (c) or had such rating before such rating was withdrawn and which has not been reinstated as of the date of determination;

similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent (in consultation with Borrower) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Deferrable Collateral Asset” means a Collateral Asset that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest.

“Delayed Draw Asset” means a Collateral Asset that requires one or more future advances to be made to the Borrower and which does not permit the re-borrowing of any amount previously repaid by the related obligor; provided that such Collateral Asset shall be considered a Delayed Draw Asset only for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Determination Date” means, with respect to any Reporting Date, the last Business Day of the month immediately preceding such Reporting Date.

~~“Disqualified Foreign Loan” means any Foreign Loan with respect to which, as of any date of determination, the Borrower has not delivered to each of the Administrative Agent and the relevant obligor or administrative agent a Foreign Obligor Notice within 10 Business Days after the Administrative Agent notifies the Borrower in writing that, in its reasonable discretion, the benefit to the Lenders outweighs the burden to the Borrower of the delivery of the Foreign Obligor Notice to the relevant obligor or administrative agent.~~

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dispute Condition” means a condition that is satisfied with respect to a Collateral Asset if (x) a Revaluation Event of the type described in clause (c) or (d) of the definition thereof has occurred with respect to such Collateral Asset, (y) the Net Senior Secured Leverage Multiple for the Collateral Asset is not more than 1.50x higher than the Net Senior Secured Leverage Multiple as of the related Cut-Off Date and (z) the Interest Coverage Ratio is at least 1.25:1.00.

“Disqualified Foreign Loan” means any Foreign Loan with respect to which, as of any date of determination, the Borrower has not delivered to each of the Administrative Agent and the relevant obligor or administrative agent a Foreign Obligor Notice within 10 Business Days after the Administrative Agent notifies the Borrower in writing that, in its reasonable discretion, the benefit to the Lenders outweighs the burden to the Borrower of the delivery of the Foreign Obligor Notice to the relevant obligor or administrative agent.

“Disqualified Lender” has the meaning specified in Section 11.06(b)(v). “Dividing Person” has the meaning assigned to it in the definition of “Division.” “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Document Checklist” means an electronic or hard copy list delivered by the Borrower (or by the Servicer on behalf of the Borrower) to the Collateral Custodian, in substantially the form attached hereto as Exhibit N, that identifies each of the documents contained in each Collateral Asset File related to a Collateral Asset and includes the name of the obligor with respect to such Collateral Asset, in each case as of the related Funding Date.

“DOL Regulations” means regulations promulgated by the U.S. Department of Labor at 29 C.F.R. § 2510.3 101, as modified by Section 3(42) of ERISA, and at 29 C.F.R. § 2550.401c-1.

“Dollar”, “USD” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, (a) for any amount denominated in Dollars, such amount and (b) for any amount denominated in any other currency, (i) with respect to any amount relating to a Loan, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the current spot rate determined by the Administrative Agent in a commercially reasonable manner and (ii) with respect to any amount

“FILO Bank Loan” means a Bank Loan that would constitute a First Lien Bank Loan but that, at any time prior to and/or after an event of default under the related Underlying Instruments of such Bank Loan or any bankruptcy, reorganization, arrangement, insolvency, moratorium, or liquidation proceedings, will be paid after one or more other obligations issued by the same obligor have been paid in full in accordance with a specified waterfall or other priority of payments or is documented under the related Underlying Instrument as a FILO Bank Loan.

“Financial Sponsor” means any Person, including any subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Amendment Effective Date” means November 21, 2023.

“First Lien Bank Loan” means a Bank Loan that (i) is not (and by its terms is not expressly permitted to become) subordinate in right of payment or has a junior lien priority to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to Liens permitted under the related Underlying Instrument that are reasonable and customary for similar loans and Liens accorded priority by law in favor of any Governmental Authority), (iii) the Servicer determines in good faith that the value of the collateral for such loan or the enterprise value securing the loan on or about the time of acquisition equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by a first priority Lien over the same collateral and (iv) is not secured solely or primarily by common stock or other equity interests; provided, that the limitation set forth in this clause (iv) does not apply with respect to a Bank Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Bank Loan or any other similar type of indebtedness owing to third parties).

“First Unused Amount” has the meaning specified in the Lender Fee Letter. “Foreign Lender” means, a Recipient that is not a U.S. Person.

“Foreign Loan” means any Collateral Asset that is a Bank Loan with respect to which (i) the law governing such Collateral Asset or document or instrument under which such Collateral Asset arises or is issued is not the law of a U.S. State or (ii) the jurisdiction of organization of the obligor or issuer with respect to such Collateral Asset is not a U.S. State or territory.

“Foreign Obligor Notice” means a notice substantially in the form of Exhibit K hereto.

“Interest Payment Shortfall Amount” means to the extent of any Interest Payment Shortfall, on any Payment Date, (a) the amount required to pay Interest and Commitment Fees owing on such Payment Date pursuant to Section 2.13(a)(v) minus (b) the Amount Available on deposit in the Collection Account consisting of Interest Collections for such Payment Date that is available to pay Interest and Commitment Fees owing on such Payment Date pursuant to Section 2.13(a)(v).

“Interest Period” means, with respect to any Payment Date, the period from and including the Determination Date preceding the previous Payment Date (or, in the case of the first Payment Date from and including the Closing Date) to but excluding the Determination Date preceding the current Payment Date.

“Interest Rate” means (a) with respect to any Daily SOFR Loan, a rate per annum equal to Daily SOFR plus the Applicable Rate, (b) with respect to any Alternative Currency Daily Rate Loan, a rate per annum equal to the applicable Alternative Currency Daily Rate plus the Applicable Rate, (c) with respect to any Alternative Currency Term Rate Loan, a rate per annum equal to the applicable Alternative Currency Term Rate plus the Applicable Rate ~~and~~, (d) with respect to any Base Rate Loan, a rate per annum equal to the Base Rate and (e) with respect to any Canadian Prime Rate Loan, a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate.

“Interest Reserve Account” means the Securities Account created and maintained on the books and records of the Collateral Agent entitled “Interest Reserve Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Interest Reserve Required Amount” shall mean $1,500,000.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a joinder agreement in substantially the form of Exhibit B-2 (or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent) entered into by any Person (including any Lender) pursuant to which such Person shall provide an Incremental Commitment hereunder and (if such Person is not then a Lender) shall become a Lender party hereto.

“Large Corporate Loan” means a First Lien Bank Loan (other than a Broadly Syndicated Loan) that (~~i~~a) as of the relevant Cut-Off Date, (i) has a size (including all tranches, undrawn delayed draw portions, and drawn and undrawn revolving credit facilities secured by the same collateral) of $250,000,000 or greater and (ii) the obligor of which has an EBITDA of at least $50,000,000 for the most recent twelve fiscal months for which the obligor has provided financial statements and (b) if rated by Moody’s or S&P, has a Moody’s rating of “B3” or higher or an S&P rating of “B-” or higher.

of the Borrower or Servicer; (b) the ability of the Borrower or the Servicer to perform its obligations under this Agreement or any of the other Loan Documents; (c) the validity or enforceability of this Agreement, any of the other Loan Documents, or the rights and remedies of the Lenders or the Administrative Agent hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the collateral assignments and Liens granted by the Borrower in this Agreement taken as a whole.

“Material Modification” means any amendment or waiver of, or modification or supplement to, any Underlying Instrument governing a Collateral Asset executed or effected on or after the Cut-Off Date which:

(a) reduces or forgives any or all of the principal amount due under such Collateral Asset;

(b) (i) waives one or more interest payments or any portion thereof, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Asset or (iii) solely as a result of a deterioration of the creditworthiness of the related obligor, waives or reduces the spread or coupon payable on such Collateral Asset by more than (together with all other waivers or reductions) an aggregate of 0.50%;

(c) contractually or structurally subordinates such Collateral Asset by operation of (i) any priority of payment provisions, (ii) any turnover provisions, (iii) the transfer of assets in order to limit recourse to the related obligor (other than where such transfer is not intended to avoid or limit recourse but is a bona fide disposition transaction which results in the repayment of Indebtedness from any net proceeds) or (iv) the granting of Liens on any of the Related Security securing such Collateral Asset (other than Permitted Liens);

(d) either (i) extends the maturity date of such Collateral Asset by more than 90 days past the maturity date as of the Cut-Off Date or (ii) extends the amortization schedule with respect thereto that results in an increase of the average life by more than 90 days from the average life as of the Cut-Off Date; provided that no such extension shall constitute a Material Modification if such extension is for less than one year from the date in effect as of the Cut-Off Date and the Servicer certifies that the creditworthiness of the obligor with respect to such Collateral Asset has not worsened;

(e) substitutes, alters or releases the Related Security securing such Collateral Asset and such substitution, alteration or release, individually or in the aggregate and as determined in the Administrative Agent’s reasonable discretion, materially and adversely affects the value of such Collateral Asset; provided that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the related obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the related loan facility with the net proceeds;

(f) amends, waives, forbears, supplements or otherwise modifies (i) in any way the definition of, or any term or provision of such Underlying Instruments referenced in or utilized in the calculation of, “Net Senior Secured Leverage Multiple”, “Net Leverage Multiple,” “Interest Coverage Ratio” or “Permitted Liens” (or any respective comparable definitions in its Underlying Instruments) or the definition of any component thereof or (ii) any financial covenant in the Underlying Instruments related to the terms or provisions referenced in clause (i), in each case, in a manner that, in the reasonable discretion of the Administrative Agent, has a material adverse effect on the value of such Collateral Asset;

(g) results in any less financial information in respect of reporting frequency, scope or otherwise being provided with respect to the related obligor or reduces the frequency or total number of any appraisals required thereunder that, in each case, has an adverse effect on the ability of the Servicer or the Administrative Agent (as determined by the Administrative Agent in its sole discretion) to make any determinations or calculations required or permitted hereunder;

(h) results in any change in the currency or composition of any payment of interest or principal to any currency other than that in which such Collateral Asset was originally denominated (except to any Eligible Currency);

(i) results in a change to or grants relief from the borrowing base or any related definition that in the sole discretion of the Administrative Agent adversely affects the value of such Collateral Asset;

(j) results in a change to the calculation of EBITDA for the related obligor that in the sole discretion of the Administrative Agent adversely affects the value of such Collateral Asset; or

(k) results in a change to the financial covenants set forth in such Underlying Instrument that in the sole discretion of the Administrative Agent adversely affects the value of such Collateral Asset;

provided that the Administrative Agent shall have declared such modification to be a “Material Modification” no later than 15 calendar days after having received all documents and information requested by the Administrative Agent in relation to such modification. For the avoidance of doubt, changes in interest rates from Libor to an alternative rate shall not constitute a Material Modification.

“Maturity Date” means the fifth anniversary of the ~~Closing~~First Amendment Effective Date; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next following Business Day.

“Measurement Date” means each of the following, as applicable: (i) the Closing Date; (ii) each Determination Date; (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.03; (v) the date that the Servicer has actual knowledge of (x) the occurrence of any Revaluation Event with respect to any Collateral Asset, (y) a change in the Assigned Value of any Collateral Asset or (z) any Collateral Asset failing to be an Eligible Collateral Asset; (vi) the date of any repurchase pursuant to Section 2.16(a); (vii) the last day of the Availability Period; (viii) the date of any Optional Sale; (ix) the date of any Restricted Payment; (x) the date of any Event of Default; (x) the date of any CLO Takeout and (xi) any other date reasonably requested by the Administrative Agent.

“Minimum Required Equity Amount” means, as of any date of determination, the Dollar Equivalent of the amount equal to the sum of the Adjusted Principal Balances plus the Unfunded Exposure Amounts of all Eligible Collateral Assets attributable to the four obligors whose Collateral Assets have the highest combined Adjusted Principal Balances and Unfunded Exposure Amounts.

“Monthly Report” means a monthly report prepared by the Collateral Agent, on behalf of the Borrower, substantially in the form of Exhibit G.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.

“Nationally Recognized Pricing Service” means IHS MarkIt Ltd. or Thomson Reuters LPC. or any other nationally recognized loan pricing approved in writing by the Administrative Agent in its reasonable discretion.

“Net Leverage Multiple” means, with respect to any Collateral Asset that is not a First Lien Bank Loan or FILO Bank Loan for any Relevant Test Period, either (a) the meaning of “Net Leverage Multiple”, “Total Leverage Ratio” or any comparable definition in the Underlying Instruments for such Collateral Asset or (b) in any case that “Net Leverage Multiple”, “Total Leverage Ratio” or a comparable definition is not defined in such Underlying Instruments, the ratio of (i) Indebtedness of the relevant obligor less unrestricted cash of the relevant obligor to (ii) EBITDA of such obligor with respect to such Relevant Test Period (or such other definition as the Borrower and the Administrative Agent shall agree upon in writing (including via email)), as most recently calculated by the obligor pursuant to the Underlying Instruments or by the Borrower and the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the Underlying Instruments.

“Net Senior Secured Leverage Multiple” means, with respect to any Collateral Asset for any Relevant Test Period, either (a) the meaning of “Net Senior Secured Leverage Ratio”, “Senior Secured Leverage Ratio” or any comparable definition in the Underlying Instruments for such Collateral Asset (or, if such Collateral Assets is the only tranche of debt issued by such obligor, the meaning of “Net Leverage Multiple”, “Total Leverage Ratio” or any comparable definition in the Underlying Instruments for such Collateral Asset) or (b) in any case that the Net Senior Secured Leverage Multiple cannot be determined pursuant to clause (a), the ratio of (i) Indebtedness of the relevant obligor (other than Indebtedness of such obligor that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to Indebtedness of such obligor held by the Borrower) less unrestricted cash of the relevant obligor to (ii) EBITDA of such obligor with respect to such Relevant Test Period (or such other definition as the Borrower and the Administrative Agent shall agree upon in writing (including

Asset has been sold by the Borrower for cash consideration and (i) such cash consideration has been delivered into the Collection Account, (ii) the transfer of such Collateral Asset has not been or cannot be completed and (iii) the Borrower has settled such sale as a participation or similar arrangement (including settlement as a participation pending transfer), (e) with respect to agented Collateral Assets, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of indebtedness of such obligor under the related Collateral Asset and (f) Liens in favor of a bank or a securities intermediary holding any account which arise as a matter of Law on items in the course of collection or encumbering deposits or other similar Liens (including the right of set-off) with respect to such account. Notwithstanding the preceding sentence, no Lien for any Indebtedness other than the Obligations will be a Permitted Lien.

“Permitted Participation Interest” means any Bank Loan that is a Participation Interest (including any Borrower Parent Participation Interest ~~from the Borrower Parent~~) as of any date that is less than 60 days after the date of acquisition of such Participation Interest by the Borrower.

“Permitted RIC Distribution” means distributions on any Payment Date to the Borrower Parent (from the Collection Account or otherwise) to the extent required to allow the Borrower Parent to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Borrower Parent in or with respect to any taxable year of the Borrower Parent (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Borrower Parent shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Borrower Parent to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.

“Person” means any natural person, exempted company, corporation, limited liability company, trust, joint venture, association, company, partnership, exempted limited partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 412 and 430 of the Code, or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate (x) is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or (y) has or could have any obligation or liability, contingent or otherwise.

“Platform” has the meaning specified in Section 11.02(c).

“Portfolio Criteria” means the portfolio criteria with respect to the Collateral Assets set forth in Section 2 of Annex B.

“Prime Rate” means, as of any date of determination, the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Principal Balance” means with respect to any Collateral Asset as of any date of determination, the Dollar Equivalent (unless otherwise specified herein) of the outstanding principal balance (excluding any unfunded commitments) of such Collateral Asset, exclusive of any deferred or capitalized interest.

“Principal Collection Account” means the Securities Account created and maintained on the books and records of the Collateral Agent entitled “Principal Collection Account”, in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Principal Collections” means (a) the proceeds of any Borrowings and (b) any and all amounts of collections received with respect to the Collateral other than Interest Collections and Excluded Amounts, including (but not limited to) (i) all collections attributable to principal on such Collateral (including any proceeds received by the Borrower as a result of exercising any warrant at any time), (ii) the earnings on Principal Collections in the Principal Collection Account that are invested in Cash Equivalents, (iv) all Repurchase Amounts, in each case other than Retained Interests, (v) all equity contributions from Borrower Parent to Borrower designated as Principal Collections by the Servicer at the time of such contribution and (vi) all or a portion of the proceeds of any Borrowing which have not been applied to purchase any Collateral Asset, in each case other than Retained Interests.

“Prohibited Clients” means Persons within the categories set forth in Section 3 of Annex B, as such list may be updated from time to time upon notice from the Administrative Agent to the Borrower.

“Public Lender” has the meaning specified in Section 11.02(c).

“Purchase Price” means, with respect to any Collateral Asset as of any date, an amount (expressed as a percentage of par) equal to (i) the purchase price (or, if different principal amounts of such Collateral Asset were purchased, the weighted average of such purchase prices) paid by the Borrower for such Collateral Asset (exclusive of any interest, Accreted Interest and original issue discount) divided by (ii) the Principal Balance of the portion of such Collateral Asset purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, Accreted Interest and original issue discount); provided that, any

(a) any Related Property securing such Collateral Asset, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Funding Date and all liquidation proceeds thereof;

(b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c) all Collections with respect to such Collateral Asset and any of the foregoing;

(d) any guarantees or similar credit enhancement for an obligor’s obligations under any Collateral Asset, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);

(e) all Records with respect to such Collateral Asset and any of the foregoing; and

(f) all recoveries and proceeds of the foregoing.

“Relevant Governmental Body” means (a) with respect to Loans denominated in Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, (b) with respect to Loans denominated in GBP, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (d) with respect to Loans denominated in any other Eligible Currency, (i) the central bank for the currency in which such Loan is denominated or any central bank or other supervisor which is responsible for supervising either (x) such Successor Rate or (y) the administrator of such Successor Rate or (ii) any working group or committee officially endorsed or convened by (w) the central bank for the currency in which such Successor Rate is denominated, (x) any central bank or other supervisor that is responsible for supervising either (A) such Successor Rate or (B) the administrator of such Successor Rate, (y) a group of those central banks or other supervisors or (z) the Financial Stability Board or any part thereof.

“Relevant Rate” means with respect to any Loan denominated in (a) Dollars, SOFR, (b) GBP, SONIA, (c) Euros, EURIBOR and (d) CAD, ~~CDOR~~CORRA, as applicable.

“Relevant Test Period” means, with respect to any Collateral Asset, either (a) the relevant test period for the calculation of EBITDA, Interest Coverage Ratio, Net Leverage Multiple or Net Senior Secured Leverage Multiple, as applicable, for such Collateral Asset in accordance with the related Underlying Instruments or (b) if no such period is provided for therein, each period of the last four (4) consecutive reported fiscal quarters of the principal obligor on such Collateral Asset; provided that with respect to any Collateral Asset for which the relevant test period is not provided for in the related Underlying Instruments, or if an obligor is a newly-formed entity as to which twelve (12) consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such obligor to the end of the twelfth calendar month or fourth (4th) fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the twelve consecutive reported calendar months or last four (4) consecutive reported fiscal quarters (as the case may be) of such obligor. Notwithstanding the foregoing, if the Underlying Instruments for a Collateral Asset do not require the related obligor to calculate an Interest Coverage Ratio, Net Leverage Multiple or Net Senior Secured Leverage Multiple, the “Relevant Test Period” for the calculation of such ratios with respect to such Collateral Asset shall be the period for which the obligor last provided an EBITDA calculation.

“Reporting Date” means the 10th Business Day of each month, commencing in May 2022.

“Repurchase Amount” means, for any Warranty Collateral Asset for which a payment or substitution is being made pursuant to Section 2.16(a) as of any time of determination, the sum of (i) the greater of (a) the Purchase Price with respect to such Collateral Asset multiplied by the Principal Balance of such Collateral Asset and (b) the Adjusted Principal Balance of such Collateral Asset and (ii) any accrued and unpaid interest thereon.

“Repurchase Event” means, with respect to any Collateral Asset acquired under the Sale Agreement, the occurrence of any of the following:

(a) the related conveyance becomes or may become voidable or subject to avoidance under Section 548 or 544 of Title 11 of the Bankruptcy Code and the rules and regulations thereunder; or

(b) as of the related Cut-Off Date, such Collateral Asset was not an Eligible Collateral Asset; or

(c) the Borrower Parent has actual knowledge or is notified of any event which, as of the date of the related conveyance had occurred and was continuing, should have reasonably been expected to affect the collectibility of such Collateral Asset or cause it not to be paid in full.

“Request for Release and Receipt” means a form substantially in the form of Exhibit E-1 or Exhibit E-2 completed and signed by the Servicer.

“Required Funding Amount” means, as of the date of determination and after giving effect to any withdrawal from the Unfunded Exposure Account on such date of determination, the Aggregate Unfunded Exposure Amount.

“Required Lenders” means, at any time (a) Bank of America, N.A., as a Lender and (b) Lenders having Commitments representing more than 50% of the Aggregate Commitments of all Lenders; provided that, for purposes of Sections 3.03(b) and (c), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in applicable Eligible Currency shall be excluded from any determination of Required Lenders with respect to such Eligible Currency. The Commitment and ~~outstanding~~ Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Ratings” means (a) if such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or higher (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is at least equal to or higher than the current Moody’s long-term ratings of the U.S. government, and (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) a long-term senior unsecured debt rating of at least “AA-” (not on credit watch for possible downgrade) and a short-term credit rating of at least “A-1” by S&P (or, if such institution has no short-term credit rating, a long-term senior unsecured debt rating of at least “AA” (not on credit watch for possible downgrade) by S&P).

“Required Reports” means, collectively, the Borrowing Base Certificate, the Monthly Report~~,~~ and the Compliance Certificate ~~and the annual independent public accountant’s report~~.

“Rescindable Amount” has the meaning specified in Section 2.10(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (i) with respect to any Person other than the Servicer, any manager, director or officer or any other Person who is authorized to act for such Person, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of such Person and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower, the Borrower Parent or the Servicer so designated by any of the foregoing officers in a notice to the Administrative Agent and (ii) with respect to the Servicer, any person with direct responsibility for the administration of this Agreement, as listed on Exhibit O (as may be amended from time to time by the Servicer, with notice to the Borrower, the Administrative Agent and the Collateral Custodian). Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, organizational and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof). For avoidance of doubt, payments and reimbursements due to the Servicer in accordance with this Agreement or any other Loan Documents shall not constitute Restricted Payments.

“Retained Interest” means, with respect to any Collateral Asset included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Asset that have been retained by the other lender(s) of such Collateral Asset, (b) all of the rights and obligations of the Borrower, if any, of or owing to the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

“Revaluation Event” means, with respect to any Collateral Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:

(a) such Collateral Asset becomes a Defaulted Obligation;

(b) (x) with respect to Collateral Assets other than any Qualifying Syndicated Loans, the failure to deliver a “loan level” financial reporting package no later than (i) 45 days after the end of each fiscal month (to the extent required by the Underlying Instruments), (ii) 60 days (or such longer period permitted in the Underlying Instruments (including any grace period set forth therein), but in any case shall not exceed 80 days) after the end of each fiscal quarter or (iii) 130 days (or such longer period permitted in the Underlying Instruments (including any grace period set forth therein), but in any case shall not exceed 150 days) after the end of each fiscal year (unless waived or otherwise agreed to by the Administrative Agent in its reasonable discretion and giving due consideration to ~~the Pandemi~~coperational issues with third party service providers of the relevant underlying obligor) and (y) with respect to Qualifying Syndicated Loans, unless otherwise agreed to by the Administrative Agent in its reasonable discretion, a breach of any financial reporting requirement for such Qualifying Syndicated Loan (unless such breach is waived by the Administrative Agent in its reasonable discretion and giving due consideration to operational issues with third party service providers of the relevant underlying obligor); provided that, following the occurrence of any event described in this clause (b), once the late financials pertaining to such Collateral Asset are actually received from the obligor, the Administrative Agent shall either confirm the “Assigned Value” or adjust the “Assigned Value” at such time, but may not further adjust the “Assigned Value” for any such Collateral Asset pursuant to this clause (b) unless another “Revaluation Event” pursuant to this clause (b) shall occur;

(c) with respect to Collateral Assets other than any Qualifying Syndicated Loans, the Interest Coverage Ratio for any Relevant Test Period of the related obligor with respect to such Collateral Asset is both (i) less than 1.50x and (ii) less than 85% of the Interest Coverage Ratio of the related obligor as of the related Cut-Off Date;

(d) (i) with respect to any First Lien Bank Loan or FILO Bank Loan, the Net Senior Secured Leverage Multiple for any Relevant Test Period with respect to such Collateral Asset (other than a Qualifying Syndicated Loan) is both (x) more than 0.75x higher than the Net Senior Secured Leverage Multiple as of the related Cut-Off Date and (y) greater than 3.50x or (ii) with respect to any Second Lien Bank Loan, the Net Leverage Multiple for any Relevant Test Period with respect to such Collateral Asset is both (x) more than 0.75x higher than the Net Leverage Multiple as of the related Cut-Off Date and (y) greater than 3.50x; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may waive any Revaluation Event resulting from such implementation pursuant to this clause (d);

(e) a Material Modification with respect to such Collateral Asset that is not previously approved by the Administrative Agent; provided that, with respect to any Qualifying Syndicated Loan, the Administrative Agent may waive this Revaluation Event in its sole discretion;

(f) with respect to any Qualifying Syndicated Loan, such Collateral Asset becomes a CCC Qualifying Syndicated Loan; or

(g) any other “Revaluation Event” designated in the related Approval Notice;

provided, that, a Revaluation Event under clause (c) or clause (d) above, as applicable, will be deemed to have been cured with respect to any Collateral Asset that has become a Cured Revaluation Event Asset with respect to such Revaluation Event unless a separate Revaluation Event has occurred and until a subsequent Revaluation Event occurs with respect to such Collateral Asset.

“Revenue Recognition Implementation” means the implementation by an obligor of IFRS 15/ASC 606.

“Revolving Asset” means any Collateral Asset (other than a Delayed Draw Asset) that is a senior secured obligation (including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the obligor by the Borrower; provided that such Collateral Asset shall be considered a Revolving Asset only until all commitments by the Borrower to make advances to the obligor thereof expire, or are terminated, or are irrevocably reduced to zero.

“S&P” means S&P Global Ratings, an S&P Global business, and any successor thereto.

“S&P/LSTA Loan Index” means the S&P/LSTA U.S. Leveraged Loan 100 Index (Price) as reported on Bloomberg page SPDLLB Index.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the Closing Date, between the Borrower and the Borrower Parent.

“Same Day Funds” means immediately available funds in the applicable Eligible Currency.

“Sanction(s)” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authorities where the Borrower is located or doing business.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental

Authority succeeding to any of its principal functions.

“Second Lien Bank Loan” means a Bank Loan that (a) is not (and by its terms is not permitted to become) subordinate in right of payment to any other obligation of the obligor of the loan but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a First Lien Bank Loan or a FILO Bank Loan of such obligor ~~and~~, (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such Bank Loan the value of which is adequate (in the commercially reasonable judgment of the Borrower, as certified to the Administrative Agent in writing) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured by a lien or security interest in the same collateral and (c) is not secured solely or primarily by common stock or other equity interests; provided, that the limitation set forth in this clause (c) does not apply with respect to a Bank Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Bank Loan or any other similar type of indebtedness owing to third parties).

“Second Unused Amount” has the meaning specified in the Lender Fee Letter.

“Secured Parties” means the Lenders, the Administrative Agent, the Collateral Agent, the Collateral Custodian and the Securities Intermediary.

“Securities Account” has the meaning specified in Section 8-501(a) of the UCC.

“Securities Act” means the United States Securities Act of 1933, as amended. “Securities Intermediary” means State Street Bank and Trust Company, or any subsequent institution acceptable to the Administrative Agent at which the Accounts are kept.

“Security Agreement” means the Security Agreement between the Administrative Agent and the Borrower, dated as of even date herewith.

“Servicer” has the meaning specified in the Preamble.

$5,000,000, individually or in the aggregate, and such judgment, decree or order remains unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h) either (i) a Change in Control with respect to the Servicer occurs or (ii) the dissolution, termination, liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Servicer;

(i) Blue Owl ~~Rock Capital~~Credit Advisors LLC or an Affiliate thereof, as applicable, ceases to be the Servicer; provided that an internal reorganization of the Servicer or any transfer of the Servicer’s rights or obligations to an Affiliate, in each case pursuant to its normal course of business shall not be a Servicer Termination Event;

(j) any failure by the Servicer to deliver any Required Reports hereunder on or before the date occurring five (5) Business Days after the date such report is required to be made or given, as the case may be, under the terms of this Agreement unless, as determined by the Administrative Agent, such failure is beyond the control of the Servicer and the Servicer is diligently working to deliver such Required Reports as soon as practicable; or

(k) a Regulatory Event occurs with respect to the Servicer.

“Servicing Fee” means the fee payable to the Servicer on each Payment Date in arrears in respect of each Interest Period, which fee shall be equal to the product of (i) 0.40%, (ii) the daily average of the Aggregate Principal Balance of all Eligible Collateral Assets during such Interest Period and (iii) the actual number of days in such Interest Period divided by 360; provided that, in the sole discretion of the Servicer, the Servicer may, from time to time, waive all or any portion of the Servicing Fee payable on any Payment Date.

“Servicing Standard” means, with respect to any Collateral Assets, to service and administer such Collateral Assets on behalf of the Borrower and the Secured Parties in accordance with the Underlying Instruments and all customary and usual servicing practices which are consistent with: (i) the customary and usual servicing practices that a prudent loan investor or lender would use in servicing loans like the Collateral Assets for its own account, and (ii) using a similar degree of care, skill and attention as it employs with respect to similar collateral that which the Servicer exercises with respect to comparable assets and/or portfolios that such Person manages for itself and others having similar investment objectives and restrictions and the Servicer’s customary standards, policies and procedures.

“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

“SONIA” means with respect to any applicable determination date the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.11930% (11.930 basis points).

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Special Purpose Entity Requirements” means the obligations of the Borrower to comply with the provisions set forth in Section 5.29.

“Stale Participation Interest” means any Bank Loan that is a Participation Interest as of any date that is more than 60 days and fewer than 91 days after the date of acquisition of such Participation Interest by the Borrower under the Sale Agreement.

Structured Finance Security” means any security that is primarily serviced by or linked to the cash flows of a pool of receivables or other financial assets, either fixed or revolving, plus any rights or other assets designed to assure the servicing or timely distributions of proceeds to the security holders, including without limitation any “synthetic CDO”, credit-linked note or similar credit-linked loan or obligation; provided that any asset-based loan facilities and loans directly to financial services companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Security.

“Subject Assets” has the meaning specified in Section 5.29(a)(i).

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning specified in Section 11.23(a).

“Swap Contract” has the meaning specified in Section 11.23(c)(v).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Tangible Net Worth” means, with respect to any Person, the consolidated net worth of such Person and its consolidated subsidiaries calculated in accordance with the Applicable Accounting Standard after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Target Portfolio Amount” means $~~750,000,000~~1,000,000,000 .

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means a forward-looking term rate for SOFR, if any, identified by the SOFR Administrator as reflecting term-based quotations of SOFR that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Daily SOFR Loan, a Canadian Prime Rate Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.23(a).

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(III).

“UCC” shall have the meaning specified in the Security Agreement.

Section 1.07 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York, New York time.

Section 1.08 Business Day Convention. Unless otherwise specified, in the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

Section 1.09 Currency Conversion. For purposes of (i) complying with any requirement of this Agreement stated in Dollars and (ii) calculating any ratio or other test set forth in this Agreement, the amount of any Collateral Asset or Loan denominated in an Alternative Currency shall be deemed to be the Dollar Equivalent of such amount of such Eligible Currency.

Section 1.10 Trade Date Basis. All determinations of whether an asset or any Cash is to be included for purposes of determination of the Borrowing Base, any Eligibility Criteria, any Portfolio Criteria or any other calculation to be made under this Agreement or the other Loan Documents will be on a trade-date basis (meaning that any asset that has been purchased will be treated as a Collateral Asset from and after the trade date for such purchase, and the amount of any Cash to be applied to effectuate such purchase will be treated as disbursed as of the trade for such purchase); provided that, with respect to any sales of Collateral Assets, all determinations of whether an asset is to be included for purposes of the foregoing determinations will be on a settlement-date basis (meaning that any Collateral Asset which has been sold will not be excluded as a Collateral Asset until such sale has settled and such associated Cash proceeds will not be deemed to have been received until such settlement date).

Section 1.11 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “SOFR”, “Alternative Currency Daily Rate”, “Alternative Currency Term Rate” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE COMMITMENTS AND BORROWINGS

Section 2.01 Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to the Borrower in each Eligible Currency from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the Outstanding Amount of the Loans made by any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.03, and reborrow under this Section 2.01. Loans may be Base Rate Loans, Daily SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as further provided herein.

Section 2.02 Borrowings and Conversions of Loans. (a) Each Borrowing, each conversion of Loans from one Type to the other and each continuation of an Alternative Currency Term Rate Loan shall be made upon the Borrower’s irrevocable notice to the Administrative Agent and Collateral Agent, which may be given in writing, including via email. Each such notice must be received by the Administrative Agent not later than (x) in the case of Daily SOFR Loans, 11:00 a.m. on the first Business Day immediately prior to the requested date of any Borrowing of, or conversion to Daily SOFR Loans denominated in Dollars or of any conversion of Daily SOFR Loans denominated in Dollars to Base Rate Loans, (y) in the case of Alternative Currency Loans, 11:00 a.m. three Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or, in the case of Alternative Currency Term Rate Loans, any continuation and (z) on the requested date of any Borrowing of Base Rate Loans. Each written notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, or conversion to Daily SOFR Loans and each Borrowing of, conversion to or continuation of Alternative Currency Loans shall be in a minimum principal amount of the lesser of (x)(i) in the case of USD-denominated Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof, (ii) in the case of EUR-denominated Loans, €1,000,000 or a whole multiple of €500,000 in excess thereof, (iii) in the case of GBP-denominated Loans, £1,000,000 or a whole multiple of £500,000 in excess thereof or (iv) in the case of CAD-denominated Loans, CAD1,000,000 or a whole multiple of CAD500,000 in excess thereof or (y) the amount of the unused portion of the Commitments. Each Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of (unless otherwise agreed to by the Administrative Agent in its reasonable discretion) $500,000 or a whole multiple of $100,000 in excess thereof (or, in each case, Dollar Equivalent thereof) or in the amount of the unused portion of the Commitments. Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing or a conversion of Loans from one Type to another, (ii) the requested date of the Borrowing,

Aggregate Unfunded Exposure Loan Amount or Exposure Amount Shortfall, as applicable, in accordance with Section 2.02(b), notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 4.02), except that no Lender shall make any Loan to the extent that, after giving effect to such Loan, the Total Outstandings would exceed the Borrowing Base.

(e) Upon the Borrower’s written request, the Administrative Agent shall use reasonable efforts to promptly notify in writing the Borrower and the Lenders of the interest rate applicable to any Interest Period upon determination of such interest rate. Upon the Borrower’s written request, at any time that Base Rate Loans are outstanding, the Administrative Agent shall use reasonable efforts to notify in writing the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

Section 2.03 Prepayments; Conversions. (a) The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans, in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Daily SOFR Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of any Alternative Currency Loans or Canadian Prime Rate Loans and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Daily SOFR Loans, or Canadian Prime Rate Loans or Alternative Currency Loans shall be in a principal amount of (unless otherwise agreed to by the Administrative Agent in its reasonable discretion) the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of (unless otherwise agreed to by the Administrative Agent in its reasonable discretion) $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall be irrevocable (except as set forth below) and specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to Section 2.12, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. Notwithstanding anything herein to the contrary, the Borrower may rescind any such notice not later than 1:00 p.m. on the Business Day before such prepayment was scheduled to take place if such prepayment would have resulted from a refinancing of the Loans, which refinancing will not be consummated or will otherwise be delayed.

(b) If the Administrative Agent notifies the Borrower at any time that:

(i) a Borrowing Base Deficiency exists at such time, then the Borrower shall, subject to Section 8.03(e), (i) give notice to the Administrative Agent and Lenders of its intent to cure any Borrowing Base Deficiency (specifying whether such cure will occur multiplied by (ii) the applicable Make-Whole Percentage; provided that no Make-Whole Fee shall be due and payable in the event of a termination in connection with (A) any Lender invoking the illegality provision of Section 3.02, (B) the Relevant Rate being replaced with an alternative interest rate that is not Daily SOFR or Term SOFR pursuant to Section 3.03(b) without consent of the Borrower, (C) the Relevant Rate shall be suspended pursuant to Section 3.03(a) for greater than ten Business Days without consent of the Borrower, (D) the inability of the Administrative Agent and the Borrower to determine an alternative interest rate pursuant to Section 3.03(b), (E) the appointment of a Successor Administrative Agent pursuant to Section 10.06, (F) the occurrence of a CLO Takeout, (G) any Lender or Affected Person makes any claim for increased costs or reserves pursuant to Section 3.04 ~~or~~, (H) the removal of the Servicer pursuant to Section 8.02 or (I) solely with respect to such Defaulted Lender, any Lender becoming a Defaulted Lender.

(c) Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Agent Fee Letter (“Agent Fees”). Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders, in Dollars, fees in the amounts and at the times specified in any applicable Lender Fee Letter (collectively, the “Lender Fees”). Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.08 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Daily SOFR) and for Loans denominated in Alternative Currencies shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. All other computations of fees and interest, including those with respect to Daily SOFR Loans, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.09 Evidence of Debt. The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business in accordance with its usual practice. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the

(ix) to the Administrative Agent for distribution to the Lenders, in an amount equal to (x) any accrued and unpaid Make-Whole Fee and (y) the Total Outstandings;

(x) to the extent not previously paid pursuant to Section 2.13(c)(ii) above, to the Collateral Custodian and the Securities Intermediary, any Collateral Custodian Fees and Expenses due to the Collateral Custodian and the Securities Intermediary;

(xi) (i) first, to the payment of any Taxes or governmental fees owing by or in respect of the Borrower to the extent not paid pursuant to Section 2.13(c)(i) above, and then (ii) second, to pay any other amounts due under this Agreement and the other Loan Documents and not previously paid pursuant to this Section 2.13(c); and

(xii) the remaining Amount Available to the Borrower or its designee.

(d) The Servicer shall instruct the Collateral Agent, on the Determination Date immediately preceding each Payment Date, to convert amounts on deposit in the Collection Account into Dollars (pro rata based on available amounts from each other Eligible Currency, unless otherwise directed in writing by the Servicer) to the extent necessary to make payments pursuant to this Section 2.13 (as determined by the Servicer using the Applicable Exchange Rate). For purposes of this Section 2.13, any Collections on deposit in the Interest Collection Account and the Principal Collection Account denominated in any Eligible Currency shall be applied on any Payment Date (x) first, to make payments in such Eligible Currency and (y) second, to make payments in any other Eligible Currency (pro rata based on available amounts from each other Eligible Currency), as converted by the Servicer pursuant to the immediately preceding sentence.

(e) Payments to Lenders pursuant to any clause of this Section 2.13 will be paid pro rata and pari passu based on the amount payable to such Lender under such clause.

Section 2.14 Reinvestments. During the Availability Period, the Borrower may withdraw from the Collection Account any Principal Collections and apply such Principal Collections to (A) prepay the Total Outstandings in accordance with Section 2.03 or (B) acquire additional Collateral Assets (each such reinvestment of Principal Collections, a “Reinvestment”), subject to the following conditions (in each case, unless otherwise consented to by the Administrative Agent, in its sole discretion):

(a) the Borrower shall have given written notice to the Collateral Agent, the Administrative Agent and each Lender of the proposed Reinvestment at or prior to 3:00 p.m., New York City time, as soon as reasonably practical prior to the proposed date of such Reinvestment (the “Reinvestment Date”). Such notice (the “Reinvestment Request”) shall be in the form of Exhibit H and shall include (among other things) the proposed Reinvestment Date, the amount of such proposed Reinvestment, the related Obligor Information and the Collateral Asset Schedule setting forth the information required therein with respect to the Collateral Assets to be acquired by the Borrower on the Reinvestment Date (if applicable);

(b) each condition precedent set forth in Section 4.02 shall be satisfied; and

(c) upon the written request of the Borrower (or the Servicer on the Borrower’s behalf) delivered to the Collateral Agent no later than 11:00 a.m. New York City time on the applicable Reinvestment Date, the Collateral Agent shall have provided to the Administrative Agent by facsimile or e-mail (to be received no later than 1:30 p.m. New York City time on that same day) a statement reflecting the total amount on deposit on such day in the Collection Account.

Subject to the Collateral Agent’s receipt of the Reinvestment Request, the Collateral Agent will release funds from the Collection Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount on deposit in the Principal Collection Account. Delivery of the Reinvestment Request to the Collateral Agent will be deemed certification to the Collateral Agent that the conditions set forth in this Section 2.14 and Section 4.02 have been met.

Section 2.15 Optional Sales.

(a) The Borrower shall have the right to sell all or a portion (including, for the avoidance of doubt, pursuant to participation agreements or other agreements to effectuate assignments following an initial transfer of a participation interest or other portion of a Collateral Asset) of the Collateral Assets (each, an “Optional Sale”), subject to the following terms and conditions (provided that none of the following terms and conditions set forth in this Section 2.15 shall be applicable to the release of Collateral Assets in connection with a CLO Takeout pursuant to Section 2.18):

(i) Unless otherwise consented to by the Administrative Agent (in its sole discretion), immediately after giving effect to such Optional Sale:

(A) no Borrowing Base Deficiency would occur as a result of such Optional Sale;

(B) no Default, Event of Default, Unmatured Servicer Termination Event or Servicer Termination Event shall have occurred and be continuing;

(C) during the immediately preceding twelve (12) month period, the Borrower will not have sold Collateral Assets (other than (1) Warranty Collateral Assets, (2) Qualified Syndicated Loans, (3) Collateral Assets that have Adjusted Principal Balance of zero, (4) portions of Collateral Assets constituting Excess Concentration Amount, (5) in connection with a CLO Takeout or (6) sales effected in connection with curing a Borrowing Base Deficiency) in Optional Sales with an Aggregate Adjusted Principal Balance in excess of 25% of the Aggregate Adjusted Principal Balance plus the Adjusted Cash Balance as of the first day of such period without the prior consent of the Administrative Agent, in its sole discretion; and

(D) the Borrower will not have sold Collateral Assets to any Affiliate of the Borrower (other than Warranty Collateral Assets) in Optional Sales during the immediately preceding 12-month period with an Aggregate Adjusted Principal Balance in excess of 20% of the highest Aggregate Adjusted Principal Balance of the Collateral Assets plus the Adjusted Cash Balance during the preceding 12-month period; provided that if such sale occurs after the end of the Availability Period and is for less than the Adjusted Principal Balance, the Administrative Agent has given its prior written consent, in its sole discretion;

(ii) at least two (2) Business Days prior to the date of any Optional Sale, the Servicer, on behalf of the Borrower, shall give the Administrative Agent and the Collateral Agent written notice of its intent to effect such Optional Sale, which notice shall identify the related Collateral Assets subject to such Optional Sale and the expected proceeds from such Optional Sale and shall include (x) a Borrowing Base Certificate and (y) a certificate of the Servicer substantially in the form of Exhibit E-2 requesting the release of the related Collateral Asset File in connection with such Optional Sale;

(iii) such Optional Sale shall be made by the Servicer, on behalf of the Borrower (A) in accordance with the Servicing Standard, (B) reflecting arm’s-length market terms and (C) in a transaction in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party (other than those which are customarily made or provided in connection with the sale of assets of such type);

(iv) if such Optional Sale is (x) to an Affiliate of the Borrower or the Servicer or (y) at a price less than the Adjusted Principal Balance of such Collateral Asset, the Administrative Agent has given its prior written consent; provided that such consent of the Administrative Agent shall not be required in connection with an Optional Sale (1) of any Collateral Asset that has an Adjusted Principal Balance of zero, (2) if such Optional Sale occurs during the Availability Period and is being done in order to cure a Borrowing Base Deficiency in accordance with Section 2.03(b), (3) if, in connection with clause (y) above, such Optional Sale is at a price not less than the fair market value of such Collateral Asset (as determined by the Servicer in its reasonable discretion) and the Borrower receives a contribution of capital from the Borrower Parent at least equal to the difference between the Adjusted Principal Balance and such price or (4) if such Optional Sale occurs during the Availability Period so long as there is no Borrowing Base Deficiency and such Optional Sale occurs at a price that is equal to or greater than the most recent market value reported by the Borrower Parent; and

(v) on the date of such Optional Sale, all proceeds from such Optional Sale (x) will be deposited directly into the Collection Account and (y) with respect to any sold Collateral Asset, will be in the same Eligible Currency as such Collateral Asset.

(b) In connection with any Optional Sale, following deposit of all proceeds from such Optional Sale into the Collection Account, the Administrative Agent shall be deemed to release and transfer to the Borrower without recourse, representation or warranty all of the right, title and interest of the Administrative Agent for the benefit of the Secured Parties in, to and under such Collateral Asset(s) and related Collateral subject to such Optional Sale and such portion of the Collateral so transferred shall be released from the Lien of the Security Agreement.

conveyance to the Borrower, in recordable form if necessary, as the Borrower may reasonably request.

Section 2.17 Unfunded Exposure Account. (a) Amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower to fund any draw requests of the relevant obligors under any Revolving Asset or Delayed Draw Asset. As of any date of determination, the Servicer (or, after delivery of a notice of exclusive control, the Administrative Agent) may cause any amounts on deposit in the Unfunded Exposure Account ~~that exceed the Aggregate Unfunded Exposure Amount, in each case,~~ to be deposited into the Principal Collection Account as Principal Collections; provided that, after the end of the Availability Period, an amount equal to the Aggregate Unfunded Exposure Amount remains on deposit in the Unfunded Exposure Account after giving effect thereto.

(b) Any draw request made by an obligor under a Revolving Asset or Delayed Draw Asset, along with wiring instructions for the applicable obligor, shall be forwarded by the Borrower to the Collateral Agent (with a copy to the Administrative Agent) along with an instruction to the Collateral Agent to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied, and the Collateral Agent shall fund such draw request in accordance with such instructions from the Borrower.

(c) If the Borrower shall receive any Principal Collections from an obligor with respect to a Revolving Asset following the occurrence and during the continuation of an Event of Default or following the end of the Availability Period and, as of the date of such receipt (and after taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account is less than the aggregate Required Funding Amount with respect to all Loans included in the Collateral (the amount of such shortfall, in each case, the “Unfunded Exposure Shortfall”), the Collateral Agent shall deposit into the Unfunded Exposure Account an amount of such Principal Collections designated by the Borrower equal to the lesser of (i) the aggregate amount of such Principal Collections and (ii) the Unfunded Exposure Shortfall.

Section 2.18 CLO Takeouts. (a) On any Business Day, the Borrower shall have the right to prepay all or a portion of the Loans then outstanding and require the Administrative Agent to release its security interest and Lien on the related Collateral Assets and Related Security in connection with a CLO Takeout (which may be effected by way of a distribution or otherwise), subject to the following terms and conditions (unless otherwise agreed to by the Administrative Agent):

(i) the Borrower shall have given the Administrative Agent at least two (2) Business Days’ prior written notice (or such shorter period as agreed to by the Administrative Agent in its sole discretion) of its intent to effect a CLO Takeout and shall provide the Administrative Agent with all information reasonably required by it to release the related Lien;

(ii) unless a CLO Takeout is to be effected on a Payment Date (in which case the relevant calculations with respect to such CLO Takeout shall be reflected on the applicable Monthly Report), the Servicer shall deliver to the Administrative Agent an

Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Eligible Currency (other than CAD) because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Eligible Currency (other than CAD) (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Eligible Currency (other than CAD), or shall or will otherwise cease; provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Eligible Currency (other than CAD) (the latest date on which all tenors of the Relevant Rate for such Eligible Currency (other than CAD) (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or

(iii) syndicated loans currently being executed and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Eligible Currency;

or if the events or circumstances of the type described in Section 3.03(b)(i), (ii) or (iii) have occurred with respect to the Relevant Rate or any Successor Rate then in effect, then, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Eligible Currency (other than CAD) or any then current Successor Rate for an Eligible Currency (other than CAD) in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Eligible Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Eligible Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, and collectively with the Canadian Benchmark Replacement, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0%, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(c) Replacement of Relevant Rate or Canadian Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document:

(i) Replacing Canadian Benchmarks. Upon the occurrence of a Canadian Benchmark Transition Event, the Canadian Benchmark Replacement will replace the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date notice of such Canadian Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Canadian Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Canadian Benchmark has permanently or indefinitely ceased to provide such Canadian Benchmark or such Canadian Benchmark has been announced by the administrator or the regulatory supervisor for the administrator of such Canadian Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Loans denominated in CAD to be made, converted or continued that would bear interest by reference to such Canadian Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Canadian Benchmark Replacement has replaced such Canadian Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Canadian Prime Rate Loans.

(ii) At any time (including in connection with the implementation of a Canadian Benchmark Replacement), if the then-current Canadian Benchmark is a term rate, then (i) the Administrative Agent may remove any tenor of such Canadian Benchmark that is unavailable or non-representative for Canadian Benchmark (including Canadian Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Canadian Benchmark (including Canadian Benchmark Replacement) settings.

(d) ~~(c)~~  Term SOFR Availability Amendment. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Daily SOFR is the then-current benchmark for Loans denominated in U.S. Dollars, and the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent and the Administrative Agent notifies the Borrower and each Lender of such availability, the Administrative Agent may amend this Agreement with consent of the Borrower to provide for the availability of Dollar-denominated Loans hereunder as Term SOFR Loans in a form reasonably acceptable to the Administrative Agent, together with any Conforming Changes. Such amendment shall become effective no less than thirty (30) days after the date of such notice.

Section 3.04 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement, Daily SOFR Loans made by such Lender or Alternative Currency Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender (such Lender, an “Affected Person”), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company

Section 6.11 Organization Documents. Give reasonable prior notice to the Administrative Agent of any amendment to its Organization Documents or the Sale Agreement.

Section 6.12 Security Interest. Maintain a first-priority (subject to Permitted Liens), perfected security interest in the Collateral (to the extent required by the Security Agreement) for the benefit of the Secured Parties, their successors, transferees and assigns so long as this Agreement is in effect.

Section 6.13 Sanctions. Maintain policies and procedures reasonably designed to ensure compliance with Sanctions.

Section 6.14 Anti-Corruption Laws; Sanctions. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

Section 6.15 [Reserved].

Section 6.16 Tangible Net Worth. Maintain at all times a positive Tangible Net Worth. It shall promptly notify the Administrative Agent and each Lender of the occurrence of any event with respect to it that causes it to fail to have a positive Tangible Net Worth promptly upon, and in any event within three Business Days of, obtaining actual knowledge of such event.

Section 6.17 Deposit of Collections. Transfer, or cause to be transferred, all Collections to the Collection Account or the Unfunded Exposure Account, as applicable, by the close of business on the third Business Day (or such later deadline as the Borrower may request and with the consent of the Administrative Agent, such consent not to be unreasonably withheld) following the date such Collections are received by the Borrower, the Servicer or any of their respective Affiliates.

Section 6.18 Taxes. File or cause to be filed on a timely basis all federal and other material Tax returns (including foreign, state, local and otherwise) required to be filed, if any, and will pay all federal and other material Taxes due and payable by it and any material assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with the Applicable Accounting Standard are provided on the books of the Borrower).

Section 6.19 Performance of Loan Documents. The Borrower shall (i) perform and observe in all material respects all the terms and provisions of the Loan Documents to which it is a party to be performed or observed by it, maintain such Loan Documents in full force and effect, and enforce such Loan Documents in accordance with their terms, and (ii) upon reasonable request of the Administrative Agent, make to any other party to such Loan Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Section 7.13 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower as of the date hereof.

Section 7.14 Anti-Corruption Laws. Directly or indirectly use the proceeds of any Borrowing for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, or other similar anti-corruption legislation in other jurisdictions.

Section 7.15 [Reserved].

Section 7.16 Limitation on Investments. Form, or cause to be formed, any subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents.

ARTICLE VIII

ADMINISTRATION AND SERVICING OF COLLATERAL ASSETS

Section 8.01 Retention and Termination of the Servicer. The servicing, administering and collection of the Collateral Assets shall be conducted by the Person designated as Servicer from time to time in accordance with this Section 8.01. Subject to early termination due to the occurrence of a Servicer Termination Event or as otherwise provided below in this Article VIII, the Borrower hereby designates Blue Owl ~~Rock Capital~~Credit Advisors LLC, and Blue Owl ~~Rock Capital~~Credit Advisors LLC hereby agrees to serve, as Servicer until the termination of this Agreement. For the avoidance of doubt, the Servicer is not an agent of the Administrative Agent, the Collateral Agent, the Collateral Custodian or any Lender.

Section 8.02 Resignation and Removal of the Servicer; Appointment of Successor Servicer. (a) If a Servicer Termination Event shall occur and be continuing, the Administrative Agent by written notice given to the Servicer, may terminate all of the rights and obligations of the Servicer and appoint a successor pursuant to the terms hereof. In addition, if the Servicer is terminated upon the occurrence of a Servicer Termination Event, the Servicer shall, if so requested by the Administrative Agent, acting at the direction of the Required Lenders, deliver to any successor servicer copies of its Records within five Business Days after demand therefor and a computer tape or diskette (or any other means of electronic transmission acceptable to such successor servicer) containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Collateral Assets.

(b) The Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer.

(h) Liens. The Servicer shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Loan Documents, whether with respect to the Collateral Assets or any other Collateral other than Permitted Liens.

(i) [Reserved].

(j) Servicing Obligations. The Servicer will not interpose any claims, offsets or defenses it may have as against the Borrower as a defense to its performance of its obligations in favor of any Lender hereunder or under any other Loan Document.

(k) Financial Reports. The Servicer shall furnish, or cause to be furnished, to the Administrative Agent (without duplication of other similar requirements hereunder of the Borrower Parent) all reports filed publicly on sec.gov; provided that the Servicer shall not be required to deliver such reports to the Administrative Agent.

(l) Obligor Reports. The Servicer shall furnish to the Administrative Agent:

(i) within 10 Business Days of receipt thereof, any scheduled financial reporting packages with respect to each obligor and with respect to each Collateral Asset for each obligor (including any attached or included information, statements and calculations); and

(ii) upon demand by the Administrative Agent, such other information as the Administrative Agent may reasonably request with respect to any Collateral Asset or obligor (to the extent reasonably available to the Servicer).

(m) [Reserved].

(n) Commingling. The Servicer shall not, and shall not permit any of its Affiliates (other than the Borrower) to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Assets into the Collection Account, the Interest Collection Account, the Principal Collection Account or the Unfunded Exposure Account and upon discovery of any such deposit, shall promptly remove any such deposits from the applicable Account.

Section 8.06 Servicer Compensation.

(a) Servicing Fees. As consideration for its services rendered hereunder, the Servicer shall be entitled to receive on each Payment Date out of the Collection Account the Servicing Fee for the related Interest Period pursuant to Section 2.13. The Servicer shall not defer any accrued but unpaid Servicing Fees. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, Blue Owl ~~Rock Capital~~Credit Advisors LLC hereby agrees that it will irrevocably waive the Servicing Fee on each Payment Date so long as it acts as Servicer hereunder and will not be owed such waived Servicing Fee at any time while acting as the Servicer hereunder; provided that, for the avoidance of doubt, any successor servicer shall be entitled to all or any portion of the Servicing Fee that accrues while

BLUE OWL ~~ROCK CAPITAL~~CREDIT
ADVISORS LLC, as Servicer

By:
Name:
Title:

ANNEX A

ADVANCE RATES

Asset Type	Advance Rates
Broadly Syndicated Loans (other than Qualifying Syndicated Loans)	75.0%
First Lien Bank Loans and Qualifying Syndicated Loans (other than Broadly Syndicated	70.0%
Loans and CCC Qualifying Syndicated Loans)
FILO Bank Loans and CCC Qualifying Syndicated Loans	50.0%
Second Lien Bank Loans	30.0%
Any Collateral Asset that is not an Eligible Collateral Asset on the date of determination	0%
Disqualified Foreign Loans	0%

Participation Adjustment: The Advance Rate otherwise indicated above will be reduced by one-half if the Collateral Asset is a Stale Participation Interest unless the Administrative Agent consents to waive such reduction.

Annex A-1

ANNEX B

ELIGIBILITY AND PORTFOLIO CRITERIA

1.

Eligibility Criteria. A Collateral Asset shall be an Eligible Collateral Asset for purposes of the Borrowing Base if, unless waived in the related Approval Notice (if applicable), as of any Measurement Date:

(a)	Such Collateral Asset is (i) a First Lien Bank Loan, FILO Bank Loan or Second Lien Bank Loan, a Stale Participation Interest or a Permitted Participation Interest therein and (ii) not a bond;

(b)	As of the related Cut-Off Date, such Collateral Asset is not a Defaulted Obligation;

(c)	Such Collateral Asset is denominated in an Eligible Currency;

(d)

The Related Security for such Collateral Asset is primarily located in a Permitted Jurisdiction (other than any Related Security that is in addition to the primary Related Security with respect to which such Collateral Asset was principally underwritten);

(e)	The obligor with respect to such Collateral Asset:

(i)	is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(ii)	is a legal operating entity, holding company or special purpose entity;

(iii)	is not a Governmental Authority; (iv)is domiciled in a Permitted Jurisdiction;

(v)

unless otherwise approved by the Administrative Agent in its sole discretion, is not (and has not been for at least two years) the subject of an Insolvency Event, and, as of the applicable Cut-Off Date, such obligor is not in financial distress and has not experienced a material adverse change in its condition, financial or otherwise, as determined by the Servicer, unless approved in writing by the Administrative Agent in its sole discretion; and

(vi)	is not a Prohibited Client;

(f)	Such Collateral Asset is not an Equity Security and is not convertible into an Equity Security;

(g)	Such Collateral Asset is not margin stock;

Annex B-1

2.	Portfolio Criteria

(a)	The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are Second Lien Loans or FILO Bank Loans may not exceed 15.0% of the Concentration Measure.

(b)	The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are fixed rate Collateral Assets may not exceed 10.0% of the Concentration Measure.

(c)	The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that pay interest less frequently than quarterly may not exceed 15.0% of the Concentration Measure.

(d)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets with respect to a single obligor and its Affiliates may not exceed 3.5% of the Concentration Measure, except that the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets with respect to up to three obligors and their respective Affiliates may each be up to 5.0% of the Concentration Measure; provided that the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are Second Lien Loans with respect to a single obligor and its Affiliates may not exceed 2.0% of the Concentration Measure.

(e)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets of obligors that are in a single Industry Category may not exceed 12.0% of the Concentration Measure, except that the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets of obligors (i) that are in a single Industry Category may be up to 20.0% of the Concentration Measure, (ii) that are in a single additional Industry Category may be up to 17.5% of the Concentration Measure and (iii) that are in a single additional Industry Category may be up to 15.0% of the Concentration Measure; provided that Retail (except grocery stores and drug stores); Energy: Oil, Gas & Consumable Fuels; and Utilities: Electric, Gas ~~Utilities; Energy: Energy Equipment and Services and Materials: Metals & Mining~~and Multi; may each individually not exceed 12.0% of the Concentration Measure.

(f)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets the obligor with respect to which has a trailing twelve months EBITDA as of the date of acquisition of less than $20,000,000 may not exceed 10.0% of the Concentration Measure.

(g)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets for which the obligors are not domiciled in either the United States or Canada may not exceed 15.0% of the Concentration Measure and the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets for which the obligors are domiciled in Canada may not exceed 20.0% of the Concentration Measure.

Annex B-2

(h)	The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are denominated in a currency other than Dollars may not exceed 10.0% of the Concentration Measure.

(i)

The sum of the aggregate Unfunded Exposure Amount and Aggregate Adjusted Principal Balance of Revolving Assets and the aggregate Unfunded Exposure Amount of Delayed Draw Assets, collectively, may not exceed 15.0% of the Concentration Measure.

(j)	The Aggregate Adjusted Principal Balance of all Qualifying Syndicated Loans may not exceed 30.0% of the Concentration Measure.

(k)	The Aggregate Adjusted Principal Balance of CCC Qualifying Syndicated Loans may not exceed 5.0% of the Concentration Measure.

(l)	The Aggregate Adjusted Principal Balance of Deferrable Collateral Assets may not exceed 7.5% of the Concentration Measure.

(m)

The Aggregate Adjusted Principal Balance of any Bank Loan that~~, as of the relevant Cut-Off Date, has a size (including all tranches, undrawn delayed draw portions, and drawn and undrawn revolving credit facilities secured by the same collateral) of less than $250,000,000~~ is not a Broadly Syndicated Loan or Large Corporate Loan may not exceed ~~60.0~~40.0% of the Concentration Measure.

(n)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that have a remaining stated maturity greater than 7 years after the related Cut-Off Date may not exceed 15.0% of the Concentration Measure.

(o)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are Permitted Participation Interests (excluding any Borrower Parent Participation Interests) may not exceed 25.0% of the Concentration Measure.

Domicile of Obligors. For purposes of this Annex B, the domicile jurisdiction for any obligor domiciled in a tax haven jurisdiction (Bahamas, Bermuda, the British Virgin Islands, the U.S. Virgin Islands, Jersey, the Cayman Islands, the Channel Islands, the Marshall Islands or any other jurisdiction deemed acceptable by the Servicer) shall be deemed to be the jurisdiction of its headquarters or in which a substantial portion of its operations is located or in which a substantial portion of its revenue or value is derived (each as determined in good faith by the Servicer), in each case either directly or through subsidiaries. The domicile jurisdiction for any obligor will be determined by the Servicer, subject to the rights of the Administrative Agent to dispute such determination.

Annex B-3

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Total Commitment	Applicable Percentage
Bank of America, N.A.	$~~750,000,000~~1,000,000, 000	100.000000000%
Total	$~~750,000,000~~1,000,000, 000	100.000000000%

Sched. 2.01-1

SCHEDULE 5.14

IDENTIFICATION INFORMATION OF

BORROWER AND BORROWER PARENT

Borrower
Legal Name:	CORE INCOME FUNDING III LLC
Identification Number:	6205954
Jurisdiction of Organization:	Delaware
Registered Office:	c/o The Corporation Trust Company, 1209
Orange Street, County of New Castle,
Wilmington, Delaware, 19801
Place of Business	399 Park Avenue, 38th Floor, New York,
NY 10022
Former Legal Name:	N/A
Servicer Place of Business/ Chief Executive Office:	399 Park Avenue, 38th Floor, New York,
NY 10022
U.S. Taxpayer Identification Number:	85-1187564

Borrower Parent
Legal Name:	Blue Owl ~~Rock Core~~Credit Income
Corp.
Identification Number:	D20500997
Jurisdiction of Organization:	Maryland
Registered Office:	2405 York Rd, Suite 201, Lutherville
Timonium, Maryland 21093-2264
Place of Business	399 Park Avenue, 38th Floor, New York,
NY 10022
Former Legal Name:	N/A
Servicer Place of Business/ Chief Executive Office:	399 Park Avenue, 38th Floor, New York,
NY 10022
U.S. Taxpayer Identification Number:	85-1187564

Sched. 5.14-1

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

BORROWER:

Core Income Funding III LLC

Attention: Bryan Cole

Phone: 212-419-3000

Email:

SERVICER:

Blue Owl ~~Rock Capital~~Credit Advisors LLC

Attention: Bryan Cole

Phone: 212-419-3000

Email:

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Borrowings):

Bank of America, N.A.

Gateway Village 900 Building

900 W Trade St.

NC1-026-05-41

Charlotte, North Carolina 28255

Attn: CAF Loan Trade Support Tel: 980-386-1033

Fax: 704-719-5385

E-mail address: dg.baml-trs-loan-ops@bofa.com

Administrative Agent’s Office

(PRIVATE Credit Contact):

Bank of America, N.A.

CAF Asset Team

One Bryant Park– NY1-100-14-01 New York,

New York 28255

Tel: 646-855-6032

E-mail address: dg.caf_asset_team@bofa.com

Payment Instructions

Sched. 11.02-1

EXHIBIT A

Date:                             ,

FORM OF LOAN NOTICE

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 24, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Core Income Funding III LLC (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer (the “Servicer”), Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

1.	The Servicer, on behalf of the Borrower, hereby requests (select one):

☐ A Borrowing of Loans     ☐ A conversion of Loans

1.	On (a Business Day).

2.	In the amount of [USD][CAD][GBP][EUR] .

3.	Comprised of .

[Type of Loan requested]

2.	The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

3.	The Borrower or the Servicer, as applicable, hereby certifies that the conditions specified in Section 4.02 of the Agreement will be satisfied on and as of the date of the applicable Borrowing.

[Remainder of page intentionally left blank.]

Exh. A-1

BLUE OWL ~~ROCK CAPITAL~~CREDIT
ADVISORS LLC, as Servicer

By:
Name:
Title:

Exh. A-2

[the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[For each Assignor, indicate [is] [is not] a Defaulting Lender]]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Core Income Funding III LLC.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement: Credit Agreement, dated as of March 24, 2022, among Core Income Funding III LLC, as borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer, Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent

6.	Assigned Interest:

Assignor[s][5]	Assignee[s][6]	Amount of Commitment Assigned	Aggregate Amount of Commitment for all Lenders[7]	Percentage Assigned of Commitment[8]
		$	$		%
		$	$		%
		$	$		%

[7.	Trade Date: ][9]

Effective Date: , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee and, if available, its market entity identifier, as appropriate.
[7]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exh. B-1-2

EXHIBIT B-2

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto (the “Proposed Lender”), Core Income Funding III LLC, (the “Borrower”) and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”).

WHEREAS, this Joinder Agreement is being executed and delivered under the Credit Agreement, dated as of March 24, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Core Income Funding III LLC (the “Borrower”), the Lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer (the “Servicer”), Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent; and

WHEREAS, the Proposed Lender wishes to become a Lender party to the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Administrative Agent of an executed counterpart of this Joinder Agreement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Proposed Lender, the Borrower and the Administrative Agent, the Administrative Agent will transmit to the Proposed Lender, the Servicer and the Borrower, a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Agreement (the “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Agreement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Proposed Lender shall be a Lender party to the Credit Agreement for all purposes thereof.

(b) Each of the parties to this Joinder Agreement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Agreement.

(c) By executing and delivering this Joinder Agreement, the Proposed Lender confirms to and agrees with the Administrative Agent and the other Lenders as follows: (i) none of the Administrative Agent and the other Lenders makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit

Exh. B-2-1

SCHEDULE I TO

JOINDER AGREEMENT

COMPLETION OF INFORMATION AND

SIGNATURES FOR JOINDER AGREEMENT

Re: Credit Agreement, dated as of March 24, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among Core Income Funding III LLC, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer, Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent

Item 1: Date of Joinder Agreement:	[●]

Item 2: Proposed Lender:	[●]

Item 3: Commitment	$[●]

Item 4: Signatures of Parties to Agreement:

Exh. B-2-2

SCHEDULE III TO

JOINDER AGREEMENT

FORM OF

JOINDER EFFECTIVE NOTICE

To:

[BORROWER ADDRESS]

[SERVICER ADDRESS]

[PROPOSED LENDER ADDRESS]

The undersigned, as Administrative Agent under the Credit Agreement, dated as of March 24, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among Core Income Funding III LLC, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer, Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

Pursuant to such Joinder Agreement, you are advised that the Joinder Effective Date for [●] will be [●] with a Commitment of $[●].

Very Truly Yours,

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

Exh. B-2-3

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE (BORROWER PARENT)

Financial Statement Date:                    ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 24, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Core Income Funding III LLC (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer (the “Servicer”), Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

The undersigned hereby certifies, as a Responsible Officer and not in his/her individual capacity, as of the date hereof that he/she is the                                                                                               of Blue Owl ~~Rock Core~~Credit Income Corp. (“Borrower Parent”), and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent in such capacity on the behalf of Borrower Parent, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrower (or Borrower Parent) has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section. Such financial statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower Parent prepared in accordance with the Applicable Accounting Standard as at such date for such period

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrower (or Borrower Parent) has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower Parent ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower Parent and its consolidated subsidiaries in accordance with the Applicable Accounting Standard as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[Use following paragraph 1 for Monthly Reports]

Exh. C-1-1

BLUE OWL ~~ROCK CORE~~CREDIT INCOME CORP.

By:
Name:
Title:

Exh. C-1-2

EXHIBIT C-2

FORM OF COMPLIANCE CERTIFICATE (BORROWER)

Financial Statement Date:                    ,

To:	Bank of America, N.A., as Administrative Agent

Ladies	and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 24, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Core Income Funding III LLC (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer (the “Servicer”), Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

The undersigned hereby certifies, as a Responsible Officer and not in his/her individual capacity, as of the date hereof that he/she is the                                                                                               of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent in such capacity on the behalf of the Borrower, and that:

[Use following paragraph for Monthly Reports]

1. The Borrower (or Borrower Parent) has the Monthly Report for the month of the Borrower ended as of the above date. Such Monthly Report is true, accurate and complete in every material respect.

[Use following paragraphs for annual reports]

1. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the Borrower Parent’s annual financial statements.

2. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its material obligations under the Loan Documents, and

[For all reports select one:]

[to the knowledge of the undersigned, no Default, Event of Default, Unmatured Servicer Termination Event or Servicer Termination Event has occurred and is continuing.]

—or—

Exh. C-2-1

EXHIBIT D-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 24, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Income Funding III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer, Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                , 20[ ]

Exh. D-1-1

EXHIBIT D-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 24, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Income Funding III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer, Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                , 20[ ]

Exh. D-2-1

EXHIBIT D-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 24, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Income Funding III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer, Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

Exh. D-3-1

EXHIBIT D-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 24, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Income Funding III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer, Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

Exh. D-4-1

EXHIBIT E-1

FORM OF REQUEST FOR RELEASE AND RECEIPT

[For Servicing and Liquidation]

Collateral Asset Files

LOAN INFORMATION

Name of Obligor:

Loan No.:

This Request for Release and Receipt is made in accordance with the Credit Agreement dated as of March 24, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Income Funding III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer, Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent. All capitalized terms not otherwise defined in this Request for Release and Receipt shall have the meanings ascribed to them in the Credit Agreement.

The undersigned hereby requests release of the original documents listed on Schedule 1 attached hereto (the “Documents”) from the Collateral Custodian.

The undersigned hereby acknowledges and agrees as follows:

(1)

Upon receipt of the Documents, the undersigned shall hold and retain possession of the Documents in trust for the benefit of the Administrative Agent, solely for the purposes provided in the Credit Agreement, unless the Collateral Asset related to the Documents has been liquidated or unless the Document (or asset related thereto) was disposed of by the related obligor; and

(2)

The undersigned represents that no Default, Event of Default, Unmatured Servicer Termination Event or Servicer Termination Event has occurred and is continuing, or if such has occurred and is continuing, the consent of the Administrative Agent has been obtained with respect to this request, unless the Collateral Asset related to the Documents has been liquidated or unless the Document (or asset related thereto) was disposed of by the related obligor.

Date:

Exh. E-1-1

CORE INCOME FUNDING III LLC

By: Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer

By:
Name:
Title:

[During the continuation of a Default, an Event of Default, an Unmatured Servicer Termination Event or a Servicer Termination Event:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:
Name:
Title:]

Exh. E-1-2

EXHIBIT E-2

FORM OF REQUEST FOR RELEASE AND RECEIPT

[Liquidated Collateral Assets and Optional Sales]

Collateral Asset Files

LOAN INFORMATION

Name of Obligor:

Loan No.:

This Request For Release and Receipt is made in accordance with the Credit Agreement dated as of March 24, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Income Funding III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer, Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent. All capitalized terms not otherwise defined in this Request for Release and Receipt shall have the meanings ascribed to them in the Credit Agreement.

The undersigned hereby requests release of the original documents listed on Schedule 1 attached hereto (the “Documents”) from the Collateral Custodian.

With respect to the Collateral Assets related to the Documents:

1.

[Such Collateral Assets has or have been liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited have been or will be so deposited as required by the Credit Agreement][Such Collateral Assets have been sold in accordance with Section [2.15][2.16][2.18] of the Credit Agreement]; and

2.

No Default, Event of Default, Unmatured Servicer Termination Event or Servicer Termination Event has occurred and is continuing [(other than any Default or Unmatured Servicer Termination Event which will be cured by the sale referenced in clause 1 above)], or, if such has occurred and is continuing, the consent of the Administrative Agent has been obtained with respect to this request.

Dated:

Exh. E-2-1

CORE INCOME FUNDING III LLC

By: Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer

By:
Name:
Title:

[During the continuation of a Default, an Event of Default, an Unmatured Servicer Termination Event or a Servicer Termination Event:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:
Name:
Title:]

Exh. E-2-2

EXHIBIT F

COLLATERAL ASSET SCHEDULE CERTIFICATION

This Collateral Asset Schedule Certification is made pursuant to the Credit Agreement dated as of March 24, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Income Funding III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer, Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

[                              ] I hereby certifies that he/she is a Responsible Officer (as the term is defined in the Credit Agreement) of [                             ], and hereby further certifies and not in an individual capacity as follows:

With respect to the Collateral Asset(s) (as the term is defined in the Credit Agreement) described in Annex 1 attached hereto:

1.

The Collateral Asset Files delivered to the Collateral Custodian include all of the documents required to be delivered to the Collateral Custodian under the Credit Agreement, except for variances from the documents identified in the Document Checklist with respect to the related Collateral Asset Files and those documents that do not exist with respect to such Collateral Asset(s), in each case as indicated on Annex 1 (each, an “Exception”);

2.	Any Exception satisfies the requirements of the Credit Agreement; and

3.	All of the documents and the information contained on Annex 1 are complete and correct in all material respects.

Dated:

CORE INCOME FUNDING III LLC

By: Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer

By:
Name:
Title:

Exh. F-1

EXHIBIT H

FORM OF REINVESTMENT REQUEST

Bank of America, N.A.

as Administrative Agent

900 West Trade Street

Charlotte, North Carolina 28255

Attention: Loan Operations

State Street Bank and Trust Company

as Collateral Agent

1776 Heritage Drive, Mail Stop: JAB0527

North Quincy, Massachusetts 02171

Attn: Structured Trust & Analytics

Each Lender pursuant to the Credit Agreement

            , 20

Re:	Reinvestment Request: $[ ]

Gentlemen	and Ladies:

This Reinvestment Request is delivered to you pursuant to the Credit Agreement dated as of March 24, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Income Funding III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer, Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that the Collateral Agent provide to the Administrative Agent, by facsimile or electronic mail, a statement reflecting the total amount on deposit on such day in the Collection Account.

The Borrower hereby requests that:

1.	The Collateral Agent withdraw from the Collections held in the Collection Account an amount equal to $[ ] (the “Reinvestment Amount”).

2.	The Reinvestment Amount be delivered to the Borrower on [ ] (the “Reinvestment Date”).

Exh. H-1

EXHIBIT J

FORM OF NOTE

[DATE]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                                    or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of March 24, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer, Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan is denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon written demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[Remainder of page intentionally left blank.]

Exh. J-1

EXHIBIT L

FORM OF BORROWING BASE CERTIFICATE

This certificate is delivered pursuant to the Credit Agreement dated as of March 24, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Core Income Funding III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl ~~Rock Capital~~Credit Advisors LLC, as Servicer, Alter Domus (US) LLC, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent. Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement.

As of the date hereof, the undersigned each certify that (i) all of the information set forth in Annex I attached hereto is true, correct and complete and no Default, Event of Default or Unmatured Servicer Termination Event or Servicer Termination Event has occurred and is continuing under the Credit Agreement; (ii) all Collateral Assets included as Eligible Collateral Assets in the Borrowing Base as of such date are Eligible Collateral Assets; (iii) no Borrowing Base Deficiency or Currency Asset Amount Shortfall exists or will exist after giving effect to the acquisition and sale of any Collateral Assets on the date hereof; and (iv) solely with respect to itself, each of the representations and warranties contained in the Credit Agreement is true, correct and complete.

[Remainder of Page Intentionally Left Blank]

Exh. L-1

Certified as of the            day of                                ,         .

CORE INCOME FUNDING III LLC, as the
Borrower

By:
Name:
Title:

BLUE OWL ~~ROCK CAPITAL~~CREDIT ADVISORS LLC, as the Servicer

By:
Name:
Title:

Exh. L-2